United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Materials Pursuant to Rule 14a-12

CINGULATE INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CINGULATE INC.

1901 W. 47th Place

Kansas City, Kansas 66205

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on July 9, 2026

To the Stockholders of Cingulate Inc.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Cingulate Inc. (the “Company”) will be held on July 9, 2026, beginning at 10:00 a.m. Central Time. The Annual Meeting will be held solely in a virtual meeting format online at www.meetnow.global/ MH4NXWH. You will not be able to attend the Annual Meeting at a physical location. If you plan to attend the Annual Meeting, please review and follow the instructions in the “General Information” section of the accompanying proxy statement. At the Annual Meeting, stockholders will act on the following matters:

●	To elect Jeff Hargroves as a Class II director to hold office until our annual meeting of stockholders to be held in 2029 and until his successor has been duly elected;

●	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026;

●	To approve an amendment to the Cingulate Inc. 2021 Omnibus Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder by 625,000 shares to 2,221,126 shares (the “Equity Plan Proposal”);

●	To approve the adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of one or more of the foregoing proposals (the “Adjournment Proposal”); and

●	To consider any other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on May 18, 2026 are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. A list of the stockholders entitled to vote at the Annual Meeting will be available during ordinary business hours 10 days before the Annual Meeting at the Company’s principal place of business located at 1901 W. 47th Place, Kansas City, Kansas 66205.

Your vote is important. Whether you plan to attend the Annual Meeting or not, you may vote your shares by telephone or the Internet or by completing and returning your proxy card in the envelope provided. If your shares are held in “street name” by your bank, broker or other nominee, your bank, broker or other nominee will be unable to vote your shares without instructions from you. You should instruct your bank, broker or other nominee to vote your shares in accordance with the procedures provided by your bank, broker or other nominee.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 9, 2026.

Our proxy materials, including our Proxy Statement for the Annual Meeting, our Annual Report for the fiscal year ended December 31, 2025 and the proxy card are available on the Internet at www.envisionreports.com/CING. Under Securities and Exchange Commission rules, we are providing access to our proxy materials by notifying you of the availability of our proxy materials on the Internet.

By Order of the Board of Directors

/s/ Shane J. Schaffer
Shane J. Schaffer
Chief Executive Officer
May 29, 2026
Kansas City, Kansas

CINGULATE INC.

1901 W. 47th Place

Kansas City, Kansas 66205

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement contains information related to our Annual Meeting of Stockholders to be held on July 9, 2026 at 10:00 a.m. Central Time, or at such other time and place to which the Annual Meeting may be adjourned or postponed (the “Annual Meeting”). The enclosed proxy is solicited by the Board of Directors (the “Board”) of Cingulate Inc. (the “Company”). The proxy materials relating to the Annual Meeting are being mailed to stockholders entitled to vote at the meeting on or about May 29, 2026.

When and where will the Annual Meeting be held?

The Annual Meeting will be held on July 9, 2026, at 10:00 a.m., Central Time, in a virtual meeting format online at www.meetnow.global/ MH4NXWH, and at any adjournment or postponement thereof. You will not be able to attend the Annual Meeting at a physical location. If you plan to attend the Annual Meeting, please review the instructions under “How can I attend and vote at the Annual Meeting?” below.

What is the purpose of the Annual Meeting?

We are calling the Annual Meeting to seek the approval of our stockholders:

●	To elect Jeff Hargroves as a Class II director to hold office until our annual meeting of stockholders to be held in 2029 and until his successor has been duly elected (the “Director Proposal”);

●	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026 (the “Auditor Proposal”);

●	To approve an amendment to the Cingulate Inc. 2021 Omnibus Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder by 625,000 shares to 2,221,126 shares (the “Equity Plan Proposal”); and

●	To approve the adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of one or more of the foregoing proposals (the “Adjournment Proposal”).

What are the Board’s recommendations?

The Board recommends you vote:

●	FOR the Director Proposal;

●	FOR the Auditor Proposal;

●	FOR the Equity Plan Proposal; and

●	FOR the Adjournment Proposal.

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Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to furnish to our stockholders this Proxy Statement and our Annual Report for the fiscal year ended December 31, 2025 by providing access to these documents on the Internet rather than mailing printed copies. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) is being mailed to our stockholders of record and beneficial owners, which will direct stockholders to a website where they can access our proxy materials and view instructions on how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on the record date, May 18, 2026, are entitled to receive notice of, and to vote the shares of common stock that they held on that date at, the Annual Meeting, or any adjournment or postponement thereof. Holders of our common stock are entitled to one vote per share on each matter to be voted upon.

As of the record date, we had 13,469,036 outstanding shares of common stock.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of one third of our common stock outstanding on the record date will constitute a quorum for the Annual Meeting. Pursuant to the General Corporation Law of the State of Delaware, abstentions will be counted for the purpose of determining whether a quorum is present. If brokers have, and exercise, discretionary authority on at least one item on the agenda for the Annual Meeting, uninstructed shares for which broker non-votes occur will constitute voting power present for the discretionary matter and will therefore count towards the quorum.

How can I attend and vote at the Annual Meeting?

For registered stockholders: If on the record date your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), then you are a stockholder of record (also known as a “record holder”). Stockholders of record at the close of business on the record date will be able to attend the Annual Meeting, vote, and submit questions during the Annual Meeting by visiting www.meetnow.global/MH4NXWH at the meeting date and time. We encourage you to access the meeting prior to the start time. Online access will begin at 9:45 a.m., Central Time. To access the Annual Meeting, you will need the 15-digit control number located in the shaded bar on the proxy card.

For beneficial owners: If on the record date your shares were not registered directly in your name with Computershare but instead held by an intermediary, such as a bank, broker or other nominee, then you are the beneficial owner of shares held in “street name.” The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you must register in advance to attend the Annual Meeting, vote and submit questions. To register in advance, you will need to obtain a legal proxy from the bank, broker or other nominee that holds your shares giving you the right to vote the shares. Once you have received a legal proxy form from your bank, broker or other nominee, forward the email with your name and the legal proxy attached or send a separate email with your name and legal proxy attached labeled “Legal Proxy” in the subject line to Computershare, at legalproxy@computershare.com. Requests for registration must be received no later than 5:00 p.m., Eastern Time, on July 2, 2026. You will then receive a confirmation of your registration, with a control number, by email from Computershare. At the time of the meeting, go to www.meetnow.global/ MH4NXWH and enter your control number. If you do not have your control number you may attend as a guest (non-stockholder) by going to www.meetnow.global/ MH4NXWH and entering the requested information. Please note that guest access is in listen-only mode and you will not have the ability to ask questions or vote during the Annual Meeting.

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Do I need to attend the Annual Meeting?

No. It is not necessary for you to attend the virtual Annual Meeting in order to vote your shares. You may vote by telephone, through the Internet or by mail, as described in more detail below.

How do I vote my shares without attending the Annual Meeting?

Stockholder of record: shares registered in your name. If you are a stockholder of record, you may authorize a proxy to vote on your behalf at the Annual Meeting in any of the following ways:

By Telephone or via the Internet. You can submit a proxy to vote your shares by telephone or via the Internet by following the instructions on the enclosed proxy card. Proxies submitted by telephone or via the Internet must be received by 11:59 p.m., Central Time, on the day before the Annual Meeting. Have your proxy card in hand as you will be prompted to enter your control number.

By Mail. You can submit a proxy to vote your shares by mail if you received a printed proxy card by completing, signing, dating and promptly returning your proxy card in the postage-prepaid envelope provided with the materials. Proxies submitted by mail must be received by the close of business on the day before the Annual Meeting in order to ensure that your vote is counted.

To facilitate timely receipt of your proxy, we encourage you to promptly vote via the Internet or telephone following the instructions on the enclosed proxy card. If you are submitting your proxy by telephone or through the Internet, your voting instructions must be received by 11:59 p.m., Central Time on the day before the Annual Meeting.

Submitting your proxy by mail, by telephone or through the Internet will not prevent you from casting your vote at the Annual Meeting. You are encouraged to submit a proxy by mail, by telephone or through the Internet even if you plan to attend the Annual Meeting via the virtual meeting website to ensure that your shares are represented at the Annual Meeting.

If you return your signed proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted (1) “FOR” the Director Proposal, (2) “FOR” the Auditor Proposal, (3) “FOR” the Equity Plan Proposal and (4) “FOR” the Adjournment Proposal.

Beneficial owner: shares registered in the name of bank, broker or other nominee. If you are a beneficial owner of shares registered in the name of your bank, broker or other nominee, you should have received voting instructions from that organization rather than from us. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your bank, broker or other nominee. Follow the instructions from your broker, bank or other nominee included with this proxy statement, or contact your bank, broker or other nominee to request a proxy form.

Even if you plan to attend the Annual Meeting live via the Internet, we encourage you to vote in advance by Internet, telephone, or mail so that your vote will be counted if you later decide not to attend the Annual Meeting live via the Internet.

May I change my vote after I have mailed my proxy card or after I have submitted my proxy by telephone or through the Internet?

Yes. You may revoke your proxy or change your vote at any time before the proxy is exercised at the Annual Meeting. You may revoke your proxy by delivering a signed written notice of revocation stating that the proxy is revoked and bearing a date later than the date of the proxy to the Company’s Secretary, Jennifer L. Callahan, at Cingulate Inc., 1901 W. 47th Place, 3rd Floor, Kansas City, Kansas 66205. You may also revoke your proxy or change your vote by submitting another proxy by telephone or through the Internet in accordance with the instructions on the enclosed proxy card. You may also submit a later-dated proxy card relating to the same shares. If you voted by completing, signing, dating and returning the enclosed proxy card, you should retain a copy of the voter control number found on the proxy card in the event that you later decide to revoke your proxy or change your vote by telephone or through the Internet. Alternatively, your proxy may be revoked or changed by attending the Annual Meeting via the virtual meeting website and voting at the meeting by following the internet voting instructions on your proxy card. However, simply attending the Annual Meeting without voting will not revoke or change your proxy. “Street name” holders of shares of our common stock should contact their bank, broker, trust or other nominee to obtain instructions as to how to revoke or change their proxies.

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What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to directly grant your voting proxy or to vote in person at the Annual Meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not provide the stockholder of record with voting instructions or otherwise obtain a signed proxy from the record holder giving you the right to vote the shares, broker non-votes may occur for the shares that you beneficially own. The effect of broker non-votes is more specifically described in “What vote is required to approve each proposal?” below.

What vote is required to approve each proposal?

Assuming that a quorum is present, the following votes will be required:

●	With respect to the Director Proposal, directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote, and the director nominees who receive the greatest number of votes at the Annual Meeting (up to the total number of directors to be elected) will be elected. As a result, withheld votes and “broker non-votes” (see below), if any, will not affect the outcome of the vote on the Director Proposal.

●	With respect to the Auditor Proposal, the Equity Plan Proposal and the Adjournment Proposal, the affirmative vote of a majority of the total votes cast on these proposals, in person or by proxy, is required to approve these proposals, except as required by law. As a result, abstentions, if any, will not affect the outcome of the vote on these proposals. Because the Auditor Proposal is “routine,” no “broker non-votes” will occur. “Broker non-votes,” if any, will not affect the outcome of the Equity Plan Proposal and the Adjournment Proposal if any of those proposals are deemed to be “non-routine.”

Under the General Corporation Law of the State of Delaware, holders of the common stock will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the Annual Meeting.

What is a “broker non-vote”?

Banks and brokers acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange, which means that they can submit a proxy or cast a ballot on behalf of stockholders who do not provide a specific voting instruction. Brokers and banks are not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the New York Stock Exchange. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to ensure that your shares are present and voted at the Annual Meeting on all matters and if you wish to direct the voting of your shares on “routine” matters.

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When there is at least one “routine” matter to be considered at a meeting, a broker “non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the “non-routine” matter being considered and has not received instructions from the beneficial owner.

The Director Proposal and Equity Plan Proposal are generally not considered to be a “routine” matter and banks or brokers are not permitted to vote on these matters if the bank or broker has not received instructions from the beneficial owner. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

Under the applicable rules governing brokers, we believe the Auditor Proposal and the Adjournment Proposal are likely to be considered “routine” matters. If such proposals are deemed to be “routine,” a bank or broker may be able to vote on the Auditor Proposal and the Adjournment Proposal even if it does not receive instructions from you, so long as it holds your shares in its name. If, however, either the Auditor Proposal or the Adjournment Proposal is deemed by the New York Stock Exchange to be a “non-routine” matter, brokers will not be permitted to vote on the Auditor Proposal or the Adjournment Proposal, as applicable, if the broker has not received instructions from the beneficial owner.

Who will count the votes?

Our transfer agent, Computershare, will serve as inspector of election at the Annual Meeting and will tabulate and certify the votes.

Where can I find the voting results of the Annual Meeting?

We will publish final voting results of the Annual Meeting in a Current Report on Form 8-K within four business days after the Annual Meeting.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board and will pay all expenses associated therewith. Some of our officers, directors and other employees also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means.

We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

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PROPOSAL 1: ELECTION OF DIRECTORS

Our Certificate of Incorporation provides that the number of directors shall be established from time to time by our Board. We currently have seven directors serving on the Board, including Jeff Hargroves and Frederick Jiang, who were designated by Falcon Creek Capital Advisor LLC (“Falcon Creek”) on behalf of the lead investor in our private placement transaction that closed in February 2026 (“Private Placement”). Messrs. Hargroves and Jiang were initially appointed as Class I directors.

Our Certificate of Incorporation provides that the Board be divided into three classes, designated as Class I, Class II and Class III. Each class must consist, as nearly as may be practicable, of one-third of the total number of directors constituting the entire Board. Each class of directors shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such class of directors was elected. The term of the Class I directors expires at the 2028 annual meeting, the term of the Class II directors expires at the Annual Meeting, and the term of the Class III directors expires at the 2027 annual meeting of stockholders; provided further, that the term of each director will continue until the election and qualification of his successor and is subject to his earlier death, disqualification, resignation or removal. Generally, vacancies or newly created directorships on the Board will be filled only by vote of a majority of the directors then in office and will not be filled by the stockholders. A director appointed by the Board to fill a vacancy will hold office until the next election of the class for which such director was chosen, subject to the election and qualification of his or her successor and his or her earlier death, disqualification, resignation or removal.

Jeffrey S. Ervin and John A. Roberts, Class II directors will not seek re-election at the Annual Meeting. On the date of the Annual Meeting, the Board intends to reduce the size of the Board to five directors. In order to effect the provision of our Certificate of Incorporation that provides that each class must consist, as nearly as may be practicable, of one-third of the total number of directors constituting the entire Board, Jeff Hargroves has agreed to resign from the Board as a Class I director and was re-appointed to the Board as a Class II director.

Jeff Hargroves has been nominated by the Board to stand for election at the Annual Meeting. As a director assigned to Class II, the current term for Mr. Hargroves will expire at the Annual Meeting. If elected by the stockholders at the Annual Meeting, Mr. Hargroves will serve for a term expiring at the annual meeting of stockholders to be held in 2029 subject to the election and qualification of his successor or until his earlier death, resignation or removal.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Stockholders may not vote, or submit a proxy, for a greater number of nominees than the nominees named below. The nominees receiving the highest number of affirmative votes will be elected. Unless otherwise directed, shares represented by executed proxies will be voted for the election of the nominees named below. Each person nominated for election has agreed to serve if elected, and management and the Board have no reason to believe that any nominee will be unable to serve. If, however, prior to the Annual Meeting, the Board should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies, at the Board’s discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve.

The following table sets forth the director name, class, age as of May 15, 2026, and other information for each member of our Board:

Name	Class	Age	Director Since	Current Term Expires	Expiration of Term For Which Nominated	Skills and Experience
Peter J. Werth	I	87	2018	2028		Life Sciences, International Markets, Commercialization, Product Development, Manufacturing and Corporate Development
Zhanpeng “Frederick” Jiang	I	56	2026	2028		Healthcare, Life Sciences, Finance, Capital Raising and Corporate Management
Jeff Hargroves	II	59	2026	2026	2029	Life Sciences, Finance, Capital Raising, International Markets, Product Development, Commercialization and Corporate Development
Jeffrey S. Ervin	II	48	2024	2026		Healthcare, Finance, Capital Raising and Corporate Management
John A. Roberts	II	67	2024	2026		Healthcare, Finance, Capital Raising and Corporate Management
Bryan Lawrence	III	60	2024	2027		Life Sciences, Product Development and Healthcare
Shane J. Schaffer	III	51	2012	2027		Life Sciences, Commercialization, Product Development, Corporate Management and Capital Raising

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Class I Directors Continuing in Office until the 2028 Annual Meeting

Peter J. Werth has served on our Board since June 2018. Mr. Werth founded ChemWerth Inc., a full-service generic drug development and supply company providing active pharmaceutical ingredients to regulated markets worldwide, in 1982 and served as its President and CEO until June 2024. Mr. Werth continues to serve as Chairman of the Board of ChemWerth Inc. Mr. Werth previously served as Vice President at Ganes Chemicals, a subsidiary of Siegfried Chemicals, from March 1975 through May 1982. From 1965 through 1975, Mr. Werth worked in Research and Development for Upjohn Pharmaceuticals, now Pfizer (NYSE: PFE). In addition to serving on the Board of Cingulate, Mr. Werth has served on the Board of Directors of VM Pharma LLC since December 2010, VM Therapeutics LLC since May 2012, VM Oncology LLC since August 2014, Perseus Science Group LLC since January 2015, Likarda LLC since August 2017, Techtona LLC since September 2017, MedRhythms LLC since June 2018 and Bastion Healthcare LLC since September 2020. He earned his Master of Science in Organic Chemistry from Stanford University and his Bachelor of Science in Chemistry and Math from Fort Hays State University. We believe that Mr. Werth’s extensive experience in the life sciences industry and his knowledge in business and international markets qualifies him to serve on our Board.

Zhanpeng “Frederick” Jiang has served on our Board since March 2026. Mr. Jiang has served as President of Falcon Creek Capital Advisor, an investment advisory firm focused on the biotechnology sector that he founded, since 2019. He served as Managing Partner of Plaisance Capital Management LLC, a venture capital firm he co-founded, from 2020 to 2024. Mr. Jiang was Managing Partner of Coalescence Partners from May 2016 to 2019. He previously served as a portfolio manager at Waddell & Reed from 1999 to May 2016. Mr. Jiang was a director of Stellaromics Inc. from August 2022 to February 2024 and Medgro Biosciences from October 2023 to March 2026, among other board positions he served before. He earned his Bachelor of Arts in Economics and Accountancy from Central University of Finance and Economics in Beijing, China and his Master in Business Administration from the Stern School of Business

Class II Directors Continuing in Office until the 2026 Annual Meeting

Jeff Hargroves has served as a member of our Board of Directors since February 2026. He previously served as a member of our Board of Directors from June 2018 to September 2022. In July 2001, Mr. Hargroves founded ProPharma Group, at which he served as a Board Member through its sale in September 2020. He served as President and Chief Executive Officer of ProPharma Group from its inception until May 2018. Previously, he served as the Director of Production at Ivy Animal Health (subsidiary of Elanco) from 1999 through 2001, and prior to that, as a Director of ALZA (subsidiary of Johnson and Johnson) from 1996 through 1999. Mr. Hargroves earned both his Bachelor of Science in Computer Engineering and Bachelor of Science in Electrical Engineering from the University of Missouri. We believe that Mr. Hargroves’ experience in product launch and commercialization in the pharmaceutical industry and his extensive knowledge in financial management and corporate development qualifies him to serve on our Board.

Jeffrey S. Ervin has served on our Board since February 2024. Mr. Ervin has served as Chief Financial Officer of Allarity Therapeutics, Inc. (NASDAQ: ALLR), a clinical-stage, precision medicine company actively advancing a pipeline of in-licensed oncology therapeutics, since July 2025. From June 2024 to January 2025, he served in a fractional capacity as co-chief financial officer of DDC Enterprise, Ltd (NYSE: DDC). Prior to DDC, he served as chairman and chief executive officer of IMAC Holdings, Inc. between February 2015 and May 2024. Mr. Ervin was co-founder of IMAC Holdings, Inc. and led an initial public offering in February 2019 (Nasdaq: BACK). Mr. Ervin earned his Master of Business Administration from Vanderbilt University and his Bachelor of Science in Finance from Miami University. We believe that Mr. Ervin’s extensive experience in the healthcare industry, as well as his experience as an executive of a public company qualifies him to serve on our Board.

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John A. Roberts has served on our Board since February 2024 and has been Chairman of the Board since December 2025. He served as Executive Chairman of the Board from August 2025 through December 2025. Mr. Roberts is currently serving as an Executive Advisor for Life365, a Partner with the international life science venture catalyst firm Ventac Partners since July 2024 and also a Venture Partner for DigiLife Fund II, a position he has held since September 2023. From April 2018 to February 2023, he served as Chief Executive Officer and President of Vyant Bio, Inc., a biotechnology company formerly listed on Nasdaq. Prior to that, Mr. Roberts had been the interim Chief Executive Officer of Vyant Bio, Inc. since February 2018. Mr. Roberts had previously served as Vyant Bio, Inc.’s Chief Operating Officer since July 2016. From July 2015 to June 2016, Mr. Roberts served as the Chief Financial Officer for VirMedica, Inc., a company that provides an end-to-end platform that enables specialty drug manufacturers and pharmacies to optimize product commercialization and management. Prior to VirMedica, from August 2011 to July 2015, Mr. Roberts was the Chief Financial and Administrative Officer for AdvantEdge Healthcare Solutions, a global healthcare analytics and services organization. Prior to that, Mr. Roberts was the Chief Financial Officer and Treasurer for InfoLogix, Inc., a publicly-traded healthcare-centric mobile software and solutions provider. He has also held CFO roles at leading public medical device and healthcare services firms including Clarient, Inc., a publicly-traded provider of diagnostic laboratory services and Daou Systems, Inc., a publicly-traded healthcare IT software development and services firm. In addition, he has held senior executive roles with MEDecision, Inc., HealthOnline, Inc. and the Center for Health Information. Mr. Roberts currently serves on the board of directors of U.S. Pharmacopia, Vyant Bio, Inc., Caidya, Inc., a global, multi-therapeutic clinical research organization, Navipoint Health, Inc., a biotechnology company, and VeriSkin, Inc., a medical device company. He also is a member of the Fellows of the Drug Information Association, a global neutral forum enabling drug developers and regulators access to education and collaboration. Mr. Roberts earned a Bachelor of Science and a master’s degree in business administration from the University of Maine. We believe that Mr. Roberts’ extensive experience in the healthcare industry, as well as his experience as an executive of public companies qualifies him to serve on our Board.

Class III Directors Continuing in Office until the 2027 Annual Meeting

Shane J. Schaffer, PharmD co-founded Cingulate in 2012 and has served as our Chief Executive Officer from 2012 to August 2025 and from December 2025 to present. He served as Chairman of our Board from 2012 through December 2025. Prior to his work at Cingulate, Dr. Schaffer served as the Managing Director of Sabre Scientific Solutions, from July 2009 through December 2012. Previously, Dr. Schaffer worked as a Director of National Accounts at Pri-Med Access from September 2008 through May 2009, Senior Marketing at Sanofi from February 2004 through December 2007, and as a Marketing Manager at Novartis from June 2001 through October 2003. From July 1999 through June 2001, he served as Chief Fellow of the Rutgers Pharmaceutical Industry Fellowship Program and was Senior Fellow at Warner Lambert/Parke Davis and Pfizer. From June 1997 to July 1999, he worked as a clinical research associate at Hoechst Marion Roussel. Dr. Schaffer has over 25 years’ experience in drug development, commercialization and biotech commercial operation. Dr. Schaffer received his Doctor of Pharmacy from The University of Kansas School of Pharmacy. We believe that Dr. Schaffer’s extensive knowledge of the pharmaceutical industry, his clinical and commercial background in a wide range of therapeutic areas, and his experience serving as our Chief Executive Officer, qualifies him to serve on our Board.

Bryan Lawrence has served on our Board since February 2024. Mr. Lawrence has been an entrepreneur and philanthropist since October 2007. Mr. Lawrence has previously held positions at Xcenda, a division of AmerisourceBergen, Johnson & Johnson Health Care Systems, Janssen Pharmaceutica and Sandoz Pharmaceuticals Corporation. Mr. Lawrence also has experience in healthcare consulting and has held roles at Navigant Consulting and Applied Health Outcome. Mr. Lawrence is currently a member of the University of Kansas School of Pharmacy Advisory Council. He did a two-year Pharmacoeconomics Fellowship from Glaxo Inc. and the University of South Carolina. Mr. Lawrence earned a Doctor of Pharmacy from University of Kansas School of Pharmacy and a Master of Business Administration from the Wharton School at the University of Pennsylvania. We believe that Mr. Lawrence’s extensive experience in the life sciences and healthcare industries qualifies him to serve on our Board.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEE.

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CORPORATE GOVERNANCE

Board of Directors Composition

Our Board currently consists of seven members. Our directors hold office until their successors have been elected and qualified or until the earlier of their death, resignation or removal.

In connection with the Private Placement, on February 13, 2026, Jeff Hargroves was appointed as a Class I director and on March 27, 2026 Frederick Jiang was appointed as a Class I director.

To reduce the size of the Board, Jeffrey S. Ervin and John A. Roberts, Class II directors, will not seek re-election at the Annual Meeting. Jeff Hargroves resigned from the Board as a Class I director, solely for the purpose of rebalancing the number of directors in each class, and was re-appointed to the Board as a Class II director. On the date of the Annual Meeting, the Board intends to reduce the size of the Board to five directors.

Corporate Governance Guidelines

Our Board adopted Corporate Governance Guidelines, a copy of which can be found in the “Corporate Governance—Governance Documents” section of the “Investors” page of our website located at www.cingulate.com. Among the topics addressed in our Corporate Governance Guidelines are:

- Board size, independence and qualifications	- Communications with directors
- Executive sessions of independent directors	- Interaction with investors and others
- Board leadership structure	- Board access to senior management
- Selection of new directors	- Board access to independent advisors
- Director orientation and continuing education	- Board self-evaluations
- Limits on board service	- Board meetings
- Change of principal responsibilities	- Meeting attendance by directors and non-directors
- Term limits	- Meeting materials
- Director responsibilities	- Board committees, responsibilities and independence
- Director compensation	- Succession planning
- Stock ownership	- Risk management

Board Meetings

During 2025, our Board met 17 times. Each director attended at least 75% of the total of the meetings of the Board and the committees of which they were a member during the period they were a director during 2025.

Director Attendance at Annual Meeting of Stockholders

Board members are encouraged to attend all stockholder meetings. All of the directors serving on our Board at the time of the 2025 Annual Meeting of Stockholders attended the meeting.

Executive Sessions

Independent directors meet regularly (a minimum of two times per year) in executive session without management present. Currently, all non-employee directors, except Peter Werth, are independent.

Director Independence

Pursuant to the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board has determined that Jeff Ervin, Jeff Hargroves, Frederick Jiang, Bryan Lawrence and John Roberts are “independent directors” as such term is defined by Nasdaq Marketplace Rule 5605(a)(2). Due to the promissory note issued by CTx in favor of WFIA, of which Mr. Werth is manager, which was last converted into shares of our common stock in January 2024, our Board determined that Mr. Werth is not an independent director. In addition, Shane Schaffer is not an independent director due to his position as Chief Executive Officer of the Company. We have established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which are comprised of independent directors.

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Committees of the Board of Directors

Our Board has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Our Board may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each of these committees operates under a charter that has been approved by our Board, which can be found in the “Corporate Governance—Committee Charters” section of the “Investors” page of our website located at www.cingulate.com.

Audit Committee. The Audit Committee met four times during 2025. The Audit Committee currently consists of Jeffrey S. Ervin, Jeff Hargroves, Frederick Jiang, Bryan Lawrence and John A. Roberts, with Mr. Ervin serving as the Chairman of the Audit Committee. During 2025, the Audit Committee consisted of Messrs. Ervin, Lawrence and Roberts, with Mr. Roberts serving as chairman from January to August 2025 and Mr. Ervin serving as chairman from August to December 2025. Our Board has determined that the directors serving on the Audit Committee are independent within the meaning of the Nasdaq Marketplace Rules and Rule 10A-3 under the Exchange Act. In addition, our Board has determined that each of Messrs. Ervin and Roberts qualifies as an audit committee financial expert within the meaning of SEC regulations and the Nasdaq Marketplace Rules.

The Audit Committee’s primary responsibilities are to (i) oversee and monitor our financial reporting process, internal control system and disclosure controls and procedures; (ii) review and evaluate the audit performed by our registered independent public accountants and report to the Board any substantive issues found during the audit; (iii) oversee communication among our registered independent public accountants, senior management and the Board; (iv) appoint, compensate and oversee the work of our registered independent public accountants; (v) oversee compliance with legal and regulatory requirements; (vi) review and approve all related party transactions; and (vii) oversee compliance with our Code of Business Conduct and Ethics.

Compensation Committee. The Compensation Committee met eight times during 2025. The Compensation Committee currently consists of Jeffrey S. Ervin, Jeff Hargroves, Frederick Jiang, Bryan Lawrence and John A. Roberts, with Mr. Lawrence serving as the chairman. During 2025, the Compensation Committee consisted of Messrs. Ervin, Lawrence and Roberts, with Mr. Lawrence as chairman. Our Board has determined that the directors serving on our Compensation Committee are independent under the listing standards, are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act.

The Compensation Committee’s primary responsibilities are to review and approve all forms of non-equity and equity-based compensation of our executive officers and directors and to administer our equity-based compensation plans. The Compensation Committee also reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and evaluates our Chief Executive Officer’s performance in light of those goals and objectives.

Compensation Consultant

In accordance with its authority to retain consultants and advisors, the Compensation Committee engaged Pay Governance LLC in 2025 to provide executive and director compensation consulting services to the Compensation Committee, including providing information and data on current trends and developments in executive and director compensation and analyzing benchmarking data for our industry. In January 2026, the Compensation Committee selected Semler Brossy Consulting Group to replace Pay Governance LLC. The Compensation Committee evaluated whether any of the work performed by Pay Governance LLC during 2025 raised any conflict of interest and determined that it did not.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met two times during 2025. The Nominating and Corporate Governance Committee currently consists of Jeffrey S. Ervin, Jeff Hargroves, Frederick Jiang, Bryan Lawrence and John A. Roberts, with Mr. Ervin serving as the chairman. During 2025, the Nominating and Corporate Governance Committee consisted of Messrs. Ervin, Lawrence and Roberts, with Mr. Ervin as chairman. All members of the Nominating and Corporate Governance Committee are independent directors as defined under the Nasdaq listing standards. The Nominating and Corporate Governance Committee (i) identifies, reviews the qualifications of, and recommends to the Board individuals to be elected to the Board and (ii) considers recommendations from stockholders if submitted in a timely manner in accordance with the procedures set forth in our bylaws and will apply the same criteria to all persons being considered. The Nominating and Corporate Governance Committee also oversees the annual evaluation of the Board and its committees.

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Director Nominations Process

The Nominating and Corporate Governance Committee is responsible for recommending candidates to serve on our Board and its committees. In considering whether to recommend any particular candidate to serve on the Board or its committees, or for inclusion in the Board’s slate of recommended director nominees for election at an annual meeting of stockholders, the Nominating and Corporate Governance Committee considers the criteria set forth in our Corporate Governance Guidelines. Specifically, the Nominating and Corporate Governance Committee may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to the Company’s industry; experience as a board member of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other Board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race and ethnicity; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

We do not have a formal policy with regard to the consideration of diversity in identifying director nominees. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, stockholders and other sources, including third party recommendations. The Nominating and Corporate Governance Committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The Nominating and Corporate Governance Committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the Nominating and Corporate Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness. In connection with its annual recommendation of a slate of nominees, the Nominating and Corporate Governance Committee also may assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board.

The director nominee to be elected at the Annual Meeting was evaluated in accordance with our standard review process for director candidates in connection with his nomination for election at the Annual Meeting. When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the information discussed in each of the member’s biographical information set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the Board’s nomination of the incumbent director named in this Proxy Statement and proposed for election by you at the Annual Meeting.

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Falcon Creek Directors

Falcon Creek, on behalf of the lead investor in the Private Placement, is entitled to designate up to two (2) directors of the Company (each a “Falcon Creek Director” and together, the “Falcon Creek Directors”) to serve on the Board; provided, that (1) one Falcon Creek Director shall be required to resign from the Board if the purchasers managed by Falcon Creek no longer beneficially owns at least 15% of our outstanding common stock and (2) the remaining Falcon Creek Director shall be required to resign from the Board if the lead investor no longer beneficially owns at least 5% of our outstanding common stock. The obligation to cause a Falcon Creek Director to resign shall not apply until the purchasers managed by Falcon Creek have had at least thirty (30) days’ prior written notice from the Company of such threshold being crossed, and any dilution resulting solely from issuances not approved by the Falcon Creek Directors (unless required by law) shall be disregarded for purposes of such calculation. The Board shall include, to the fullest extent permitted by applicable law, the Falcon Creek Directors as director nominees at each general or special meeting of stockholders of the Company at which an election of directors is held and shall recommend in favor of, and use its reasonable best efforts to solicit stockholder approval of, the election of the Falcon Creek Directors at each such meeting (including, without limitation, directing all directors and executive officers of the Company to vote in favor of the election of the Falcon Creek Directors at each such meeting, but provided that the Company shall not be required to use greater efforts to solicit election of the Falcon Creek Directors than those efforts used to solicit election of any other nominee for election to the Board.

The Falcon Creek Directors shall at all times meet the qualification requirements to serve as director under the rules and policies of Nasdaq, and shall be eligible under applicable Delaware law and the governing documents of the Company to serve as director, and Falcon Creek agrees to cause either of the Falcon Creek Directors to resign from the Board if either of the Falcon Creek Directors are no longer qualified or eligible to act as a director or if so required by Nasdaq.

Stockholder Nominations for Directorships

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names and background to the Secretary of the Company at the address set forth below under “Stockholder Communications” in accordance with the provisions set forth in our bylaws. All such recommendations will be forwarded to the Nominating and Corporate Governance Committee, which will review and only consider such recommendations if appropriate biographical and other information is provided, including, but not limited to, the items listed below, on a timely basis. All stockholder recommendations for director candidates must be received by the Company in the timeframe(s) set forth under the heading “Stockholder Proposals” below.

●	the name and address of the stockholder and the beneficial owner, if any;

●	a representation that the stockholder is a record holder of the Company’s securities entitled to vote at the meeting upon such nomination and intends to appear in person or by proxy at the meeting to propose such nomination;

●	the name, age, business and residential address, and principal occupation or employment of the proposed director candidate;

●	a description of any arrangements or understandings between the proposed director candidate and any other person or entity other than the Company; and

●	the consent of the proposed director candidate to be named in the proxy statement relating to the Company’s annual meeting of stockholders and to serve as a director if elected at such annual meeting.

Assuming that appropriate information is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board or other persons, as described above and as set forth in its written charter.

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Board Leadership Structure

The Board believes that it should have the flexibility to make determinations as to whether the same individual should serve as both the Chief Executive Officer and the Chairman of the Board, taking into account changing needs and circumstances of both the Company and the Board over time. In determining the appropriate leadership structure, the Board considers, among other things, the current composition of the Board, the role of the Lead Independent Director, if any, and challenges and opportunities specific to the Company. Currently, John A. Roberts has served as Chairman of the Board since December 2025. Our Board has determined that its current leadership structure is appropriate. Periodically, our Board assesses these roles and the Board leadership structure to ensure the interests of Cingulate and our stockholders are best served. Currently, the Board does not have a Lead Independent Director; however, the independent directors will consider whether to appoint someone to this role in the future.

Role of Board in Risk Oversight Process

While management is responsible for assessing and managing our risks, our Board is responsible for overseeing management’s efforts to assess and manage risk. This oversight is conducted by our full Board, which has responsibility for general oversight of risks, and standing committees of our Board. Our Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company. Our Board believes that full and open communication between management and the Board is essential for effective risk management and oversight.

The Audit Committee is responsible for discussing the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to financial risk is handled. In accordance with those policies, our Board and the Board committees shall have an active role in overseeing management of the Company’s risks. Our Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Compensation Committee oversees the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees financial and cybersecurity risks. The Nominating and Corporate Governance Committee manages risks associated with the independence of our Board and potential conflicts of interest.

Stockholder Communications

Any stockholder or any other interested party who desires to communicate with our Board, our non-management directors or any specified individual director, may do so by directing such correspondence to the attention of our Secretary, Jennifer L. Callahan, at Cingulate Inc., 1901 W. 47th Place, 3rd Floor, Kansas City, Kansas 66205. Our Secretary will forward the communication to the appropriate director or directors.

Code of Business Conduct and Ethics

Our Board adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to our employees, officers and directors. A copy of the Code of Conduct is posted on the Corporate Governance section of the Investor Relations page of our website, which is located at www.cingulate.com/investors. We intend to disclose future amendments to certain provisions of the Code of Conduct, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and our directors, on our website identified above or in future filings with the SEC.

Anti-Hedging Policy

Our Board has adopted an Insider Trading Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees from engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts.

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Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our outstanding common stock to file reports with the SEC regarding their stock ownership and changes in their ownership of our common stock. Based on our records and representations from our directors and executive officers, we believe that all Section 16(a) filing requirements applicable to our directors and executive officers were complied with during fiscal year 2025, except for the following: due to administrative error, Raul Silva filed a late Form 4 on July 1 and November 10, 2025 to report the grant of non-qualified stock options on March 31, and September 30, 2025, respectively, and due to the timing of receiving his EDGAR submission codes, Bryan Downey filed a late Form 4 on November 10 to report the grant of non-qualified stock options on November 3, 2025.

Insider Trading Policy

We have adopted an insider trading policy that governs the purchase, sale, and other transactions of our securities by our directors, officers and employees that we believe is reasonably designed to promote compliance with insider trading laws, rules, and regulations, as well as Nasdaq listing standards. A copy of our insider trading policy is filed as Exhibit 19 to our Annual Report on Form 10-K filed with the SEC on March 18, 2026. In addition, with regard to the Company’s trading in its own securities, it is our policy to comply with the federal securities laws and the applicable exchange listing requirements.

EXECUTIVE OFFICERS

The following table provides information regarding our executive officers with their respective ages as of May 15, 2026:

Name	Age	Position

Shane J. Schaffer, PharmD	51	Chief Executive Officer
Jennifer L. Callahan	55	Executive Vice President, Chief Financial Officer & Secretary
Raul R. Silva, MD	69	Executive Vice President and Chief Science Officer
Matthew N. Brams, MD	63	Executive Vice President and Chief Medical Officer
Nilay D. Patel	48	Executive Vice President, Chief Legal Officer & Chief Compliance Officer
Bryan Downey	54	Executive Vice President and Chief Commercial Officer

See page 8  of this Proxy Statement for Mr. Schaffer’s biography.

Jennifer L. Callahan was appointed as our Senior Vice President and Chief Financial Officer in January 2024 and Secretary in June 2024 and became our Executive Vice President, Chief Financial Officer and Secretary in January 2026. Ms. Callahan served as Interim Chief Executive Officer from August 2025 to December 2025. She has served the Company in an accounting role since January 2017 and was our Vice President, Corporate Controller from January 2019 to January 2024. Prior to her role at the Company, Ms. Callahan served as the Director of Accounting for Meridian Business Services, a local Kansas City accounting firm since 2014 where she provided outsourced controller services to various companies, including start-up companies and companies in need of process improvements. Over the tenure of her career, Ms. Callahan has provided consulting services to companies in a variety of industries and stages. She started her career with Deloitte where she served in various roles in the audit practice from June 1992 to December 1998. Ms. Callahan holds a CPA designation and received a BSBA in Accounting and Finance from Creighton University.

Raul R. Silva, MD co-founded Cingulate in 2012 and has served as our Executive Vice President and Chief Science Officer since January 2018. He has been in private practice specializing in child and adolescent psychiatry since 2009. Previously, Dr. Silva served as Executive Director of Rockland Children’s Psychiatric Center from 2006-2009. He also served as Vice Chairman of The New York University Child Study Center 2005 through 2009. Dr. Silva served as Deputy Director of Child Psychiatry at Bellevue Hospital Center from 1999 through 2006. Prior to that, he was Director of Child and Adolescent Psychiatry at St. Luke’s/Roosevelt Hospital in New York City from 1990 through 1995. He completed his fellowship in child and adolescent psychiatry at Columbia University’s St. Luke’s/Roosevelt Hospital Center in 1990. Dr. Silva completed a psychopharmacology research fellowship at New York University Medical Center. Dr. Silva is board certified in general, child and adolescent psychiatry. Dr. Silva received his Doctor of Medicine degree from Ross University and his Bachelor of Science in Biology from Fairleigh Dickinson University.

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Matthew N. Brams, MD co-founded Cingulate in 2012 and has served as our Executive Vice President and Chief Medical Officer since January 2018 and served as a director of Cingulate from January 2018 through July 2021. Dr. Brams served as a Principal of Bayou City Research, a position he held from April 1999 to January 2021. Prior to that, he served as a consultant medical director and/or admitting Psychiatrist at numerous medical facilities including Taylor Recover Center (April 2019 to present ); Lakeview Health Rehabilitation Center (2018-2019); The Parc, Houston Tx (2012-2015); GeroPsych Unit Gulf Coast Hospital (2009-Present). Dr. Brams has been integral to the research teams for all the major pharmaceutical companies participating in the ADHD clinical arena. Dr. Brams completed residency and fellowship at Baylor College of Medicine in adult and child psychiatry, respectively. He is board certified in Adult and Child Psychiatry (1994) and is an acting Senior Board Examiner for the American Board of Psychiatry and Neurology. He received his Doctor of Medicine from The University of Texas Science Center and his Bachelor of Arts in Biology from the University of Texas.

Nilay Patel was appointed as our Senior Vice President, Chief Legal Officer and Chief Compliance Officer in July 2025 and became our Executive Vice President, Chief Legal Officer and Chief Compliance Officer in October 2025. Mr. Patel previously served as Chief Legal Officer, Chief Compliance Officer and Corporate Secretary at Ironshore Pharmaceuticals from September 2019 to September 2024 where he played a key role in launching the company’s flagship ADHD therapy and led legal and compliance functions through its acquisition by Collegium Pharmaceuticals. Mr. Patel held senior legal roles at Grifols, where he served as Assistant General Counsel for the company’s U.S. Bioscience division from October 2011 to September 2019. Mr. Patel began his legal career as a patent attorney at Cooper & Dunham LLP in New York, and later practiced at Life Sciences Law PLLC, where he advised emerging biotech companies on M&A, licensing, and venture financing transactions. He holds a Juris Doctor from Columbia Law School and dual Bachelor of Science degrees in Biochemistry and Chemistry from North Carolina State University.

Bryan Downey has been our Executive Vice President and Chief Commercial Officer since November 2025. Mr. Downey served as Managing Director with CRA | Admired Leadership from 2021 to November 2025, where he advised Fortune 100 and biopharma executives on leadership, strategy, and organizational excellence. Mr. Downey was President, Radiopharmacies division and Senior Vice President (2020-2021), President, HollisterStier Allergy (2014-2017) and Interim President, Cadista (2016) at Jubilant Pharma. Mr. Downey was President and Chief Executive Officer and a member of the Board of Directors at Alfasigma from 2017-2020. From 1997 to 2014, Mr. Downey held various positions, including Vice President and Head of the U.S. Allergy and Cardiovascular Business Unit, with Sanofi, Inc. Mr. Downey holds an M.B.A. from Cornell University and both B.S. and M.S. degrees from Texas A&M University–Kingsville.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

The following tables and accompanying disclosure set forth information about the compensation earned by our named executive officers during 2025. Our named executive officers include (i) all individuals that served as principal executive officer during 2025, (ii) the two most highly compensated executive officers (other than our principal executive officer) serving as executive officers as of December 31, 2025 and (iii) a former executive officer who would have been one of the two most highly-compensated executive officers (other than our principal executive officer) had they been serving as an executive officer as of December 31, 2025 as set forth below:

●	Shane J. Schaffer, Chief Executive Officer;

●	Jennifer L. Callahan, Executive Vice President, Chief Financial Officer and Secretary;

●	Matthew N. Brams, Executive Vice President and Chief Medical Officer;

●	Nilay D. Patel, Executive Vice President, Chief Legal Officer and Chief Compliance Officer;

●	Laurie A. Myers, Former Executive Vice President and Chief Operating Officer

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SUMMARY COMPENSATION TABLE

The following table sets forth information regarding compensation awarded to, earned by or paid to each of our named executive officers for the years shown.

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Shane J. Schaffer,	2025	479,527		314,847	1,102,151	0		1,896,525
CEO	2024	319,281		251,500	199,546	0		770,327

Jennifer L. Callahan	2025	373,000		246,505	349,412	0		968,917
EVP and CFO	2024	253,981		105,000	87,084	0		446,065

Matthew N. Brams
EVP and CMO	2025	165,000		41,313	286,180	0		492,493

Nilay D. Patel
EVP, CLO and CCO	2025	230,483	(3)	50,000	124,143	0		404,626

Laurie A. Myers(4)	2025	263,152		0	199,277	145,573	(5)	608,002
Former EVP and COO	2024	282,667		84,800	90,715	0		458,182

(1)	The bonus amounts represent the bonuses earned by our named executive officers in 2025 and 2024, respectively. For 2025: (i) in October 2025, Dr. Schaffer ($235,152) and Ms. Callahan ($106,505) received a contingent bonus as described below, (ii) in February 2026, Dr. Schaffer ($32,695), Ms. Callahan ($35,000), Mr. Brams ($10,313) and Mr. Patel ($12,500) received a portion of their 2025 bonus in cash and (iii) on March 9, 2026, Dr. Schaffer ($47,000), Ms. Callahan ($105,000), Mr. Brams ($31,000) and Mr. Patel ($37,500) received a portion of their 2025 bonus in shares of our common stock with the number of shares determined by dividing the dollar amount by the closing price of our common stock on the grant date. In January 2025, Dr. Schaffer, Ms. Callahan and Ms. Myers received one-half of their 2024 bonus in cash and one-half as a grant of non-qualified stock options with a grant date fair value equal to the cash bonus.

(2)

For 2025, the amounts reflect the grant date fair value of the non-qualified stock option awards on February 18 and July 7, 2025 (Schaffer, Callahan, Brams and Myers) and on July 8, 2025 (Patel), in accordance with FASB ASC Topic 718. The value of the non-qualified stock option awards on January 17, 2025 (Schaffer, Callahan and Myers) is included in the 2024 Bonus column as the grants were made in lieu of a portion of 2024 cash bonus.

For 2024, the amounts reflect the grant date fair value of the non-qualified stock option awards on March 4, 2024 (Schaffer, Callahan and Myers). Dr. Schaffer, Ms. Callahan and Ms. Myers received two stock option grants on March 4, 2024, one of which was contingent on stockholder approval at the June 2024 annual meeting to increase in the shares of common stock available in the Company’s equity incentive plan. For accounting purposes, the March 2024 contingent stock option grants used different assumptions to determine the grant date value than the grants that were not contingent on stockholder approval.

The fair market value of the option awards was determined using the Black-Scholes Model. The assumptions used to estimate the grant date fair value for the Company’s 2024 and 2025 non-qualified stock options awards, shown on a weighted average basis, were as follows:

	2025	2024

Risk-free interest rate	4.15%	4.24%
Expected term (in years)	5.82	5.43
Expected volatility	1.4	1.5
Expected dividend yield	0%	0%
Grant date fair value	$4.04 – 4.22	$7.49 - 13.33

(3)	Amount represents (i) $184,233 of base salary beginning on July 8, 2025, the date of Mr. Patel’s employment, and (ii) $46,250 paid to Mr. Patel as consulting fees prior to his employment with the Company.

(4)	Ms. Myers’ employment with the Company terminated on August 7, 2025.

(5)	Amount represents separation pay pursuant to Ms. Myers’ Separation Agreement described below.

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Employee Benefit Plans

We currently provide broad-based health and welfare benefits that are available to all of our employees, including our named executive officers, including medical, dental, and vision insurance.

401(k) Plan

We sponsor a 401(k) savings plan (the “401(k) Plan”) for all eligible employees. Under the 401(k) Plan, we do not make matching contributions into the 401(k) Plan other than the annual required safe harbor match.

Contingent Bonus Plan

In connection with the reduction in annual base salary for employees, effective December 16, 2023, and to incentivize employees to remain with the Company, the independent members of the Board approved a contingent bonus plan. Pursuant to this plan, on the date that is three months after the filing date of the NDA for CTx-1301 with the FDA (the “payment date”) each impacted employee would receive an amount equal to the aggregate dollar amount of base salary that was not paid to the employee due to the salary reductions (“unpaid salary”) plus 20% of the unpaid salary amount. The Board reinstated base salaries for employees in September 2024 and we filed the NDA for CTx-1301 on July 31, 2025. The unpaid salary amount for Dr. Schaffer ($195,960) and Ms. Callahan ($88,754) plus 20% was paid in cash on October 31, 2025.

Employment Arrangements with our Named Executive Officers

Shane J. Schaffer

On September 23, 2021, we entered into an employment agreement with Dr. Schaffer. Under the terms of Dr. Schaffer’s employment agreement, he holds the position of Chief Executive Officer. The employment agreement originally provided for a base salary of $475,000 annually, which was increased to $503,500, effective January 1, 2023. In connection with cost containment measures, Dr. Schaffer’s base salary was reduced to $226,350, effective December 16, 2023. In September 2024, Dr. Schaffer’s base salary was reinstated to $503,500 and effective January 1, 2025, Dr. Schaffer’s base salary was increased to $523,120. In connection with his administrative leave, Dr. Schaffer’s base salary was reduced to $392,340, effective August 14 to December 15, 2025. Effective December 15, 2025, Dr. Schaffer’s employment agreement was amended and restated and his base salary was reinstated from the reduced salary he received while on administrative leave.

In addition, Dr. Schaffer is eligible to receive an annual bonus, with a target amount equal to twenty-five percent (25%) of Dr. Schaffer’s base salary. The actual amount of each bonus will be determined by the sole discretion of our Compensation Committee and will be based upon both the Company’s performance and Dr. Schaffer’s individual performance. Pursuant to the terms of his employment agreement, Dr. Schaffer is also eligible to participate in all incentive and deferred compensation programs available to other executives or officers of the Company, and will be eligible to participate in any employee benefit plans and equity plans that we may adopt, which plans may be amended by the Company from time to time in its sole discretion.

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We may terminate Dr. Schaffer’s employment at any time upon providing written notice to Dr. Schaffer, and Dr. Schaffer may terminate his employment at any time for any reason, including for Good Reason (as that term is defined in Dr. Schaffer’s employment agreement).

If Dr. Schaffer’s employment is terminated by the Company without cause or by Dr. Schaffer for Good Reason, Dr. Schaffer will be entitled to receive, subject to his signing a general release of claims in favor of the Company and related persons and entities within twenty-one (21) days of the date of termination and following the expiration of seven (7) days thereafter, a severance payment of a lump sum amount in cash equal to one (1) times Dr. Schaffer’s base salary and annual target bonus, within 60 days following the date of termination. In addition, all stock options and stock appreciation rights held by Dr. Schaffer, which would have vested if he had remained employed for an additional four (4) months following the date of termination, shall become vested and exercisable as of the date of termination for the remainder of their full term. If Dr. Schaffer’s employment is terminated by the Company without cause or by Dr. Schaffer for Good Reason within twelve (12) months of a Change of Control, Dr. Schaffer will be entitled to receive, subject to his signing a general release of claims in favor of the Company and related persons and entities within twenty-one (21) days of the date of termination and following the expiration of seven (7) days thereafter, a severance payment of a lump sum amount in cash equal to one and one half (1 ½) times Dr. Schaffer’s base salary and annual target bonus, within 60 days following the date of termination; provided however, if any payment or benefits would constitute a “parachute payment” as defined in Section 280(G) of the Internal Revenue Code, the payments will be the greater of (i) the largest amount to ensure that no portion of those payments be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code and (ii) the amount of the full payment, less all taxes, including the excise tax imposed by Section 4999 of the Internal Revenue Code. In addition, all stock options and stock appreciation rights held by Dr. Schaffer shall become vested and exercisable as of the date of termination for the remainder of their full term.

Jennifer L. Callahan

On January 25, 2024, we entered into an employment agreement with Ms. Callahan. Under the terms of Ms. Callahan’s employment agreement, she holds the positions of Executive Vice President and Chief Financial Officer. The employment agreement originally provided for a base salary of $350,000 annually. In connection with cost containment measures, Ms. Callahan’s base salary as Chief Financial Officer was reduced to $210,000, effective December 16, 2023. In September 2024, Ms. Callahan’s base salary was reinstated to $350,000 and effective January 1, 2025, Ms. Callahan’s base salary was increased to $364,000. Effective October 1, 2025, Ms. Callahan’s base salary was increased to $400,000. In addition, Ms. Callahan is eligible to receive an annual bonus, with a target amount equal to twenty-five percent (25%) of Ms. Callahan’s base salary. The actual amount of each bonus will be determined by the sole discretion of our Compensation Committee and will be based upon both the Company’s performance and Ms. Callahan’s individual performance, as recommended by the Chief Executive Officer. Pursuant to the terms of her employment agreement, Ms. Callahan is also eligible to participate in all incentive and deferred compensation programs available to other executives or officers of the Company, and will be eligible to participate in any employee benefit plans and equity plans that we may adopt, which plans may be amended by the Company from time to time in its sole discretion.

We may terminate Ms. Callahan’s employment at any time upon providing written notice to Ms. Callahan, and Ms. Callahan may terminate her employment at any time for any reason, including for Good Reason (as that term is defined in Ms. Callahan’s employment agreement).

If Ms. Callahan’s employment is terminated by the Company without cause or by Ms. Callahan for Good Reason, Ms. Callahan will be entitled to receive, subject to her signing a general release of claims in favor of the Company and related persons and entities within twenty-one (21) days of the date of termination and following the expiration of seven (7) days thereafter, a severance payment of a lump sum amount in cash equal to one (1) times Ms. Callahan’s base salary and annual target bonus, within 60 days following the date of termination. In addition, all stock options and stock appreciation rights held by Ms. Callahan, which would have vested if she had remained employed for an additional four (4) months following the date of termination, shall become vested and exercisable as of the date of termination for the remainder of their full term. If Ms. Callahan’s employment is terminated by the Company without cause or by Ms. Callahan for Good Reason within twelve (12) months of a Change of Control, Ms. Callahan will be entitled to receive, subject to her signing a general release of claims in favor of the Company and related persons and entities within twenty-one (21) days of the date of termination and following the expiration of seven (7) days thereafter, a severance payment of a lump sum amount in cash equal to one (1) times Ms. Callahan’s base salary and annual target bonus, within 60 days following the date of termination; provided however, if any payment or benefits would constitute a “parachute payment” as defined in Section 280(G) of the Internal Revenue Code, the payments will be the greater of (i) the largest amount to ensure that no portion of those payments be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code and (ii) the amount of the full payment, less all taxes, including the excise tax imposed by Section 4999 of the Internal Revenue Code. In addition, all stock options and stock appreciation rights held by Ms. Callahan shall become vested and exercisable as of the date of termination for the remainder of their full term.

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Matthew N. Brams

On September 23, 2021, we entered into an employment agreement with Mr. Brams. Under the terms of Mr. Brams’s employment agreement, he holds the positions of Executive Vice President and Chief Medical Officer. The employment agreement originally provided for a base salary of $200,000 annually, which was increased to $250,000, effective January 1, 2023. In connection with cost containment measures, Mr. Brams’ annual base salary was reduced to $125,000, effective December 16, 2023. Effective January 1, 2024, Mr. Brams’ employment agreement was amended (i) to modify Mr. Bram’s annual base salary to an amount to allow (a) Mr. Brams to contribute to the 401(k) Plan the maximum amount permitted by the Internal Revenue Service and (b) the Company to withhold the minimum statutory amount to satisfy federal, state and local taxes and (ii) to provide that the Company will grant Mr. Brams 1,000 non-qualified stock options on the last business day of each calendar quarter pursuant to the 2021 Plan. Effective January 1, 2025, Mr. Brams’ employment was amended to provide him with an annual base salary of $165,000 and to eliminate the quarterly equity grants. Effective January 1, 2026, we entered into a new employment agreement with Mr. Brams’ pursuant to which Mr. Brams’ will receive an annual base salary of $400,000 through June 30, 2026. After June 30, 2026, the Company’s Chief Executive Officer will determine whether to maintain Mr. Brams as a full-time employee or return Mr. Brams’ to a part-time role with a lower salary.

Mr. Brams is eligible to receive an annual bonus, with a target amount equal to twenty-five percent (25%) of Mr. Brams’s annual base salary. The actual amount of each bonus will be determined by the sole discretion of our Compensation Committee and will be based upon both the Company’s performance and Brams’s individual performance, as recommended by the Chief Executive Officer. Pursuant to the terms of his employment agreement, Mr. Brams is also eligible to participate in all incentive and deferred compensation programs available to other executives or officers of the Company, and will be eligible to participate in any employee benefit plans and equity plans that we may adopt, which plans may be amended by the Company from time to time in its sole discretion.

We may terminate Mr. Brams’s employment at any time upon providing written notice to Mr. Brams, and Mr. Brams may terminate his employment at any time for any reason, including for Good Reason (as that term is defined in Mr. Brams’s employment agreement).

If Mr. Brams’s employment is terminated by the Company without cause or by Mr. Brams for Good Reason, Mr. Brams will be entitled to receive, subject to his signing a general release of claims in favor of the Company and related persons and entities within twenty-one (21) days of the date of termination and following the expiration of seven (7) days thereafter, a severance payment in twelve (12) equal monthly payments equal to $165,000, beginning 30 days following the date of termination. In addition, all stock options and stock appreciation rights held by Mr. Brams, which would have vested if he had remained employed for an additional four (4) months following the date of termination, shall become vested and exercisable as of the date of termination for the remainder of their full term. If Mr. Brams’s employment is terminated by the Company without cause or by Mr. Brams for Good Reason within twelve (12) months of a Change of Control, Mr. Brams will be entitled to receive, subject to his signing a general release of claims in favor of the Company and related persons and entities within twenty-one (21) days of the date of termination and following the expiration of seven (7) days thereafter, a severance payment of a lump sum amount in cash equal to one (1) times Mr. Brams’s base salary, within 60 days following the date of termination; provided however, if any payment or benefits would constitute a “parachute payment” as defined in Section 280(G) of the Internal Revenue Code, the payments will be the greater of (i) the largest amount to ensure that no portion of those payments be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code and (ii) the amount of the full payment, less all taxes, including the excise tax imposed by Section 4999 of the Internal Revenue Code. In addition, all stock options and stock appreciation rights held by Mr. Brams shall become vested and exercisable as of the date of termination for the remainder of their full term.

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Nilay D. Patel

On July 8, 2025, we entered into an employment agreement with Mr. Patel. Under the terms of Mr. Patel’s employment agreement, he holds the positions of Executive Vice President, Chief Legal Officer and Chief Compliance Officer. Mr. Patel’s principal place of employment may be his residence in North Carolina; provided, that he performs his duties from the Company’s headquarters in Kansas City on average eight (8) days per month. Provided the Company reimburses Mr. Patel for his relocation expenses, Mr. Patel must relocate to the Kansas City metropolitan area by January 8, 2027 unless otherwise agreed by the Company’s Chief Executive Officer. The employment agreement originally provided for a base salary of $364,000 annually, which was increased to $400,000 upon the FDA’s acceptance of the NDA for CTx-1301 on October 1, 2025. In addition, Mr. Patel is eligible to receive an annual bonus, with a target amount equal to twenty-five percent (25%) of Mr. Patel’s base salary. The actual amount of each bonus will be determined by the sole discretion of our Compensation Committee and will be based upon both the Company’s performance and Mr. Patel’s individual performance, as recommended by the Chief Executive Officer. Pursuant to the terms of his employment agreement, Mr. Patel is also eligible to participate in all incentive and deferred compensation programs available to other executives or officers of the Company, and will be eligible to participate in any employee benefit plans and equity plans that we may adopt, which plans may be amended by the Company from time to time in its sole discretion.

We may terminate Mr. Patel’s employment at any time upon providing written notice to Mr. Patel, and Mr. Patel may terminate his employment at any time for any reason, including for Good Reason (as that term is defined in Mr. Patel’s employment agreement).

If Mr. Patel’s employment is terminated by the Company without cause or by Mr. Patel for Good Reason, Mr. Patel will be entitled to receive, subject to his signing a general release of claims in favor of the Company and related persons and entities that becomes irrevocable within twenty-eight (28) days of the date of termination, a severance payment of a lump sum amount in cash equal to one-half (1/2) times (increasing to one (1) times upon Mr. Patel’s relocation to the Kansas City metropolitan area or otherwise agreed by the Company’s Chief Executive Officer) Mr. Patel’s base salary and annual target bonus. In addition, all stock options and stock appreciation rights held by Mr. Patel, which would have vested if he had remained employed for an additional four (4) months following the date of termination, shall become vested and exercisable as of the date of termination for the remainder of their full term. If Mr. Patel’s employment is terminated by the Company without cause or by Mr. Patel for Good Reason within twelve (12) months of a Change of Control, Mr. Patel will be entitled to receive, subject to him signing a general release of claims in favor of the Company and related persons and entities within twenty-one (21) days of the date of termination and following the expiration of seven (7) days thereafter, a severance payment of a lump sum amount in cash equal to one (1) times Mr. Patel’s base salary and annual target bonus, within 60 days following the date of termination; provided however, if any payment or benefits would constitute a “parachute payment” as defined in Section 280(G) of the Internal Revenue Code, the payments will be the greater of (i) the largest amount to ensure that no portion of those payments be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code and (ii) the amount of the full payment, less all taxes, including the excise tax imposed by Section 4999 of the Internal Revenue Code. In addition, all stock options and stock appreciation rights held by Mr. Patel shall become vested and exercisable as of the date of termination for the remainder of their full term.

Laurie A. Myers

On September 23, 2021, we entered into an employment agreement with Ms. Myers. Under the terms of Ms. Myers’ employment agreement, she held the positions of Executive Vice President and Chief Operating Officer. The employment agreement originally provided for a base salary of $400,000 annually, which was increased to $436,720, effective January 1, 2025.

In connection with Ms. Myers’ termination of employment on August 7, 2025, we entered into a Separation Agreement and Release of All Claims on August 28, 2025 (the “Separation Agreement”). Pursuant to the Separation Agreement: (i) Ms. Myers is subject to confidentiality, noncompetition and nonsolicitation covenants pursuant to her employment agreement; and (ii) Ms. Myers (a) released claims against the Company and its affiliates, (b) will receive a separation pay of $436,720 payable in semi-monthly installments for twelve (12) months, (c) unvested stock options vested and will be exercisable for their full term, and (d) is subject to certain post-employment restrictive covenants, including non-disparagement obligations.

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Outstanding Equity Awards at 2025 Fiscal Year-End

Name	Grant date		Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date

Shane J. Schaffer	3-4-2024	(1)(2)	17,186	5,731	14.16	3-4-2034
	1-17-2025	(3)	27,638	0	4.76	1-17-2035
	2-18-2025	(4)	0	70,489	4.32	2-18-2035
	7-7-2025	(4)	0	199,500	4.42	7-7-2035

Jennifer L. Callahan	3-4-2024	(1)(2)	7,499	2,502	14.16	3-4-2034
	1-17-2025	(3)	11,539	0	4.76	1-17-2035
	2-18-2025	(4)	0	21,140	4.32	2-18-2035
	7-7-2025	(4)	0	64,500	4.42	7-7-2035

Matthew N. Brams	3-4-2024	(1)(2)	4,999	1,668	14.16	3-4-2034
	3-31-2024	(3)	84	0	13.20	3-31-2034
	6-28-2024	(3)	84	0	3.84	6-28-2034
	9-30-2024	(3)	1,000	0	5.04	9-30-2034
	12-31-2024	(3)	1,000	0	4.93	12-31-2034
	1-17-2025	(3)	2,748	0	4.76	1-17-2035
	2-18-2025	(4)	0	17,630	4.32	2-18-2035
	7-7-2025	(4)	0	52,500	4.42	7-7-2035

Nilay D. Patel	7-8-2025	(4)	0	30,000	4.51	7-8-2035

Laurie A. Myers	3-4-2024	(1)(5)	10,418	0	14.16	3-4-2034
	1-17-2025	(5)	9,319	0	4.76	1-17-2035
	2-18-2025	(5)	17,630	0	4.32	2-18-2035
	7-7-2025	(5)	31,000	0	4.42	7-7-2035

(1)

Number of shares of our common stock underlying stock options and option exercise price reflects the 1-for-12 reverse stock split of our issued and outstanding common stock, which became effective on August 9, 2024.

(2)	The option vests as follows: 50% on the six-month anniversary of the date of grant and the remaining shares in substantially equal monthly installments over the 30-month period following the initial vesting date.

(3)	The option vested immediately on the grant date.

(4)	The option vests as follows: 25% on the one-year anniversary of the date of grant and the remaining shares in substantially equal monthly installments over the 36-month period following the initial vesting date.

(5)	The option vested upon Ms. Myers’ termination of employment pursuant to her separation agreement.

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Stock Option Grant Practices

The Compensation Committee approves and grants annual equity awards at approximately the same time every year. Annual stock option grants for employees are generally made in mid to late February or early March and annual stock option grants for non-employee directors are generally made on the date of the annual meeting of stockholders. Outside of the annual grant cycle, the employment agreement of certain executive officers has provided for stock option grants on the last business day of each calendar quarter in lieu of base salary and the Compensation Committee has provided Dr. Schaffer with authority to make stock option grants within certain limits to non-Section 16 officers on the last business day of a calendar quarter.

All stock options are granted at an exercise price at or above the closing market price of our common stock on the date of grant. Stock options are not granted in anticipation of the release of material non-public information, and the release of material non-public information is not timed on the basis of stock option grant dates.

During fiscal year 2025, we did not grant stock options to any named executive officer during any period beginning four business days before and ending one business day after the filing of any periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Form 8-K that disclosed any material non-public information.

Director Compensation

The following table sets forth information regarding compensation awarded to, earned by or paid to each of the non-employee members of our Board for their service as a director during 2025 other than for reimbursement of reasonable expenses incurred in attending meetings of our Board and committees of our Board.

2025 Director Compensation Table

Name	Fees earned or paid in cash ($)(1)	Option awards ($)(2)	Total ($)
Jeff Ervin	62,083	55,905	117,988
Bryan Lawrence	60,250	55,905	116,155
John Roberts	82,761	55,905	138,666
Peter Werth	38,750	55,905	94,655

(1)	Amounts reflect Board fees earned by each director during 2025. For Mr. Roberts, the amount includes $40,484 in fees received during his service as Executive Chairman of the Board from August 2025 to December 2025.

(2)	The amounts reflect the aggregate grant date fair value of the non-qualified stock options awarded on June 20, 2025 to the non-employee directors in accordance with FASB ASC Topic 718. The fair market value of the option awards was determined using the Black-Scholes Model. The assumptions used to estimate the grant date fair value for the Company’s 2025 non-qualified stock options awards, shown on a weighted average basis, were as follows:

June 2025
Risk-free interest rate:	4.15%
Expected term (in years):	5.82
Expected volatility:	1.4
Expected dividend yield	0%
Grant date fair value:	$3.73

As of December 31, 2025: Mr. Ervin held 17,825 stock options, of which 2,825 had vested; Mr. Lawrence held 17,846 stock options, of which 2,846 had vested; Mr. Roberts held 17,898 stock options, of which 2,898 had vested; and Mr. Werth held 16,703 stock options, of which 1,703 had vested.

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Director Compensation Program

Our Compensation Committee and Board approved a director compensation program for our non-employee directors in June 2025, which was modified in December with Mr. Roberts’ appointment as Chairman of the Board. This program provides for the following annual cash compensation:

●	Director Retainer - $40,000
●	Chairman of the Board Retainer - $75,000
●	Committee Chair Retainer:

○	Audit - $15,000
○	Compensation - $10,000
○	Nominating and Corporate Governance - $8,000

●	Committee Member Retainer:

○	Audit - $7,500
○	Compensation - $5,000
○	Nominating and Corporate Governance - $4,000

●	Equity Awards:

○	15,000 stock options for each continuing non-employee director
○	15,000 stock options for each new non-employee director appointed during the year

Annual equity awards shall be granted on the date the awards are approved by the Board and shall vest on the earlier of the first anniversary of the grant date and the date of the 2026 annual meeting of stockholders.

Cash retainers shall be paid quarterly in arrears and shall be pro-rated based on the number of whole or partial months served during a calendar year; provided, that the Board may decide to grant equity awards to non-employee directors in lieu of paying cash retainers depending on the cash needs of the Company.

The Lead Independent Director and/or the Chairman of the Compensation Committee may determine to pay meeting fees for one or more meetings to the extent the number of Board or committee meetings exceeds the typical number of meetings during the year.

Dr. Schaffer, our Chief Executive Officer, served as Chairman of our Board until December 2025 but does not receive additional compensation for his service as a director. See the Summary Compensation Table for a description of Dr. Schaffer’s 2025 compensation.

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Equity Compensation Plan Information

In September 2021, our board of directors and stockholders adopted the 2021 Omnibus Equity Incentive Plan (the “Equity Plan”), which provides for the grant of non-qualified stock options to purchase shares of our common stock and other types of awards. At our 2024 and 2025 annual meetings, stockholders approved an amendment to the Equity Plan to increase the number of shares of common stock authorized for issuance. The general purpose of the Equity Plan is to provide a means whereby eligible employees, officers, non-employee directors and consultants develop a sense of proprietorship and personal involvement in our development and financial success, and to encourage them to devote their best efforts to our business, thereby advancing our interests and the interests of our stockholders.

The following table provides information as of December 31, 2025 with respect to shares of our common stock that may be issued pursuant to our equity compensation plans.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)
Plan category	(a)	(b)	(c)(2)
Equity compensation plans approved by security holders (1)	956,017	$5.36	185,831
Equity compensation plans not approved by security holders(3)	60,000	$4.16	—
Total	1,016,017	$5.29	185,831

(1)	The amounts shown in this row include securities under the Equity Plan.

(2)	In accordance with the “evergreen” provision in our Equity Plan, an additional 216,250 shares of our common stock were automatically made available for issuance on the first day of 2025, which represents 5% of the number of fully-diluted shares outstanding on December 31, 2025 (rounded to the nearest 1,000 share increment). These shares are excluded from the shares disclosed in the table.

(3)	Amounts shown in this row represent inducement awards made in accordance with Nasdaq Listing Rule 5635(c)(4).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our common stock as of May 18, 2026 (unless otherwise noted) by:

●	each person or group known to us who beneficially owns more than 5% of our common stock;

●	each of our directors;

●	each of our Named Executive Officers; and

●	all of our directors and current executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Under these rules, beneficial ownership includes any shares of common stock as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options or warrants held by such person that are currently exercisable or will become exercisable within 60 days of May 18, 2026 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

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Name of Beneficial Owner (1)	Number of Shares Beneficially Owned		Percent of Class (2)
5% Beneficial Owners
Falcon Creek Capital Advisor LLC	3,856,766	(3)	25.91%
Named Executive Officers and Directors
Shane J. Schaffer, Pharm.D.	157,488	(4)	1.16%
Jennifer L. Callahan	66,692	(5)	*
Matthew N. Brams	43,782	(6)	*
Nilay D. Patel	33,389	(7)	*
Laurie A. Myers	68,637	(8)	*
Jeff S. Ervin	17,825	(9)	*
Bryan Lawrence	17,846	(10)	*
John A. Roberts	17,898	(11)	*
Peter J. Werth	149,843	(12)	1.11%
Jeff Hargroves	175,324	(13)	1.29%
Frederick Jiang	1,780	(14)	*
All Directors and Executive Officers as a group (12 persons)	739,628	(15)	5.30%

*	Denotes less than 1%.

(1)	Unless noted otherwise, the address of all listed stockholders is 1901 W. 47th Place, Kansas City, KS 66205. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

(2)	We have determined beneficial ownership in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, which is generally determined by voting power and/or dispositive power with respect to securities. Percentage ownership is based on 13,469,036 shares of common stock issued and outstanding as of May 18, 2026, plus any shares issuable upon exercise of options or warrants that are exercisable within 60 days of May 18, 2026 held by such person.

(3)	Represents shares of our common stock beneficially owned by Falcon Creek Capital Advisor LLC (“Falcon Creek”), as advisor for Falcon Creek Technology Fund I, LP and Ginkgo Capital Global Fund SPC – Xtalpi AI Fund SP, who purchased our equity securities in the Private Placement. Falcon Creek filed a Schedule 13D/A on March 26, 2026 that indicated that it does not have sole voting power or sole dispositive power over the shares but does have shared voting power and shared dispositive power over the shares. The Schedule 13D/A lists Falcon Creek’s address as 21 Strathmore Road, Natick, MA 01760.

(4)	Includes (i) 5,742 shares of our common stock issuable upon exercise of warrants that are currently exercisable, (ii) 137,495 shares of our common stock issuable upon the exercise of stock options that are exercisable within 60 days of May 18, 2026, and (iii) 10,175 shares of our common stock held by Fountainhead Shrugged, LLC. Dr. Schaffer is the manager of Fountainhead Shrugged, LLC and has voting and investment power over the securities held by Fountainhead Shrugged, LLC. Does not include 183,049 shares of our common stock issuable upon the exercise of stock options that are not exercisable within 60 days of May 18, 2026.

(5)	Includes (i) 3,979 shares of our common stock issuable upon exercise of warrants that are currently exercisable and (ii) 48,752 shares of our common stock issuable upon the exercise of stock options that are exercisable within 60 days of May 18, 2026. Does not include 58,428 shares of our common stock issuable upon the exercise of stock options that are not exercisable within 60 days of May 18, 2026.

(6)	Includes (i) 1,556 shares of our common stock issuable upon exercise of warrants that are currently exercisable and (ii) 34,069 shares of our common stock issuable upon the exercise of stock options that are exercisable within 60 days of May 18, 2026. Does not include 47,644 shares of our common stock issuable upon the exercise of stock options that are not exercisable within 60 days of May 18, 2026.

(7)	Includes 30,000 shares of our common stock issuable upon exercise of stock options that are currently exercisable.

(8)	The employment of Ms. Myers was terminated on August 7, 2025. Amount represents shares of our common stock issuable upon exercise of stock options that are currently vested.

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(9)	Includes 17,825 shares of our common stock issuable upon exercise of stock options that are currently exercisable.

(10)	Includes 17,846 shares of our common stock issuable upon exercise of stock options that are currently exercisable.

(11)	Includes 17,898 shares of our common stock issuable upon exercise of stock options that are currently exercisable.

(12)	Includes (i) 15,599 shares of our common stock issuable upon exercise of warrants that are currently exercisable, (ii) 16,703 shares of our common stock issuable upon the exercise of stock options that are exercisable within 60 days of May 18, 2026, and (iii) 117,449 shares of our common stock held by Werth Family Investment Associates LLC (“WFIA”). Mr. Werth is the manager of WFIA and has voting and investment power over the securities held by WFIA.

(13)	Includes (i) 77,856 shares of our common stock issuable upon exercise of warrants that are currently exercisable and (ii) 97,468 shares of our common stock held by Hargroves Family Investments, LLC (“HFI”). Mr. Hargroves is the manager of HFI and has voting and investment power over the securities held by HFI. Does not include 15,000 shares of our common stock issuable upon the exercise of stock options that are not exercisable within 60 days of May 18, 2026.

(14)

Does not include (i) 15,000 shares of our common stock issuable upon the exercise of stock options that are not exercisable within 60 days of May 18, 2026 or (ii) the shares beneficially owned by Falcon Creek, as advisor for Falcon Creek Technology Fund I, LP and Ginkgo Capital Global Fund SPC – Xtalpi AI Fund SP.

(15)	Includes (i) 104,732 shares of our common stock issuable upon exercise of warrants that are currently exercisable and (ii) 373,704 shares of our common stock issuable upon exercise of stock options that are currently exercisable. Does not include 392,677 shares of our common stock issuable upon the exercise of stock options that are not exercisable within 60 days of May 18, 2026.

TRANSACTIONS WITH RELATED PERSONS

The following is a description of transactions since January 1, 2024 to which we have been a participant in which the amount involved exceeded or will exceed the lesser of (i) $120,000 and (ii) one percent of the average of our total assets at year-end for the last two completed fiscal years in which any of our directors, executive officers or holders of more than 5% of our voting securities, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements.

WFIA Note

On August 9, 2022, CTx issued a $5.0 million promissory note to WFIA. Peter Werth, a member of our Board, is manager of WFIA. The note was unsecured with interest accruing at 15% per annum. Outstanding principal and all accrued and unpaid interest were due and payable on August 8, 2025. CTx was permitted to prepay the note, in whole or in part, without premium or penalty; provided, that no amount repaid was permitted to be reborrowed.

On May 9, 2023, CTx amended and restated the promissory note in favor of WFIA that increased the principal amount of the original note from $5.0 million to $8.0 million.

On September 8, 2023, we entered into a note conversion agreement with WFIA, pursuant to which WFIA agreed to convert the original principal amount of $5.0 million plus all accrued interest on the original principal under the note payable to WFIA into pre-funded warrants to purchase 341,912 shares of our common stock at a conversion price per pre-funded warrant of $17.00. The pre-funded warrants had no expiration date and were exercisable immediately at an exercise price of $0.002 per share, to the extent that after giving effect to such exercise, WFIA and its affiliates would beneficially own, for purposes of Section 13(d) of the Exchange Act, no more than 19.99% of the outstanding shares of our common stock.

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On January 25, 2024, we entered into a note conversion agreement and converted the remaining $3.0 million of principal plus all accrued interest under the note payable to WFIA into pre-funded warrants to purchase 687,043 shares of common stock at a conversion price per pre-funded warrant of $4.785. The closing price of our common stock on January 24, 2024 was $4.35. The pre-funded warrants had no expiration date and were exercisable immediately at an exercise price of $0.0001 per share, to the extent that after giving effect to such exercise, WFIA and its affiliates would beneficially own, for purposes of Section 13(d) of the Exchange Act, no more than 19.99% of the outstanding shares of our common stock. In March of 2024, we issued to WFIA an additional pre-funded warrant to purchase 7,053 shares of common stock as a result of an error in the interest calculation, on the same form and at the same conversion price as the January pre-funded warrants. WFIA exercised all of its pre-funded warrants in April 2024.

Private Placement

On January 27, 2026, we entered into a securities purchase agreement with several purchasers, including a lead investor and certain of our officers, directors and other affiliates, for the private placement of: (i) 2,147,472 shares of our common stock, (ii) 954 shares of Series A convertible preferred stock with a stated value of $1,000 and a conversion price equal to $5.04 per share of common stock and (iii) a warrant to purchase 1,869,415 shares of common stock (the “Warrant Shares”) for aggregate gross proceeds of approximately $12.0 million, at a price per share of $5.14 per share of common stock (including $0.10 per Warrant Share). The Warrant Shares have an exercise price of $5.04 per share of common stock, subject to adjustment as provided in the warrant.

The closing of the Private Placement occurred on February 6 and 13, 2026. At a special meeting of stockholders held on March 24, 2026, stockholders approved the issuance of common stock upon conversion of the preferred stock and the exercise of the warrant. Following stockholder approval on March 24, 2026: (i) each outstanding share of the preferred stock automatically converted into shares of common stock and (ii) the warrant became exercisable.

The following officers, directors and other affiliates participated, directly or indirectly, in the Private Placement and purchased the number of shares of our common stock and Warrant Shares set forth after their name: Shane J. Schaffer (6,809 common shares and 5,447 Warrant Shares); Jennifer L. Callahan (4,864 common shares and 3,891 Warrant Shares); Matthew N. Brams (1,946 common shares and 1,556 Warrant Shares); Peter J. Werth (19,455 common shares and 15,564 Warrant Shares); Larry Schaffer, the father of Shane Schaffer (58,366 common shares and 46,693 Warrant Shares).

Indemnification of Officers and Directors

We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Policies and Procedures for Related Party Transactions

We adopted policies and procedures for related party transactions that prohibit our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock, any members of the immediate family of any of the foregoing persons and any firms, corporations or other entities in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, or related parties, from entering into a transaction with us without the prior consent of our Board acting through the Audit Committee or, in certain circumstances, the chairman of the Audit Committee. Any request for us to enter into a transaction with a related party, in which the amount involved will, or may be expected to, exceed $100,000 and such related party would have a direct or indirect interest must first be presented to our Audit Committee, or in certain circumstances the chairman of our Audit Committee, for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the benefits to us, the availability of other sources of comparable products or services and the extent of the related person’s interest in the transaction.

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PROPOSAL 2: RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has reappointed KPMG LLP (“KPMG”) as our independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2026, and has further recommended that our Board submit their selection of independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as public registered accounting firm.

A representative of KPMG will attend the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

Principal Accountant Fees and Services

Our independent registered public accounting firm is KPMG LLP, Kansas City, MO, Auditor Firm ID: 185. The following table summarizes the fees billed by KPMG for audit and other services provided to the Company for the fiscal years ended December 31, 2025 and 2024:

	2025	2024
Audit Fees (1)	$502,614	$440,000
Audit-Related Fees	—	—
Tax Fees (2)	44,000	35,000
All Other Fees	—	—
Total	$546,614	$475,000

(1)	Audit fees consist of fees for our quarterly reviews and audits of our financial statements, and fees relating to registration statement reviews, consents and comfort letters.

(2)	Tax fees consist of fees for tax compliance services, including preparation and review of tax returns and general tax consulting services.

Pre-Approval Policy

The Audit Committee or its Chairman pre-approves audit and non-audit services to be rendered to the Company and establishes a dollar limit on the amount of fees the Company will pay for each category of services. Generally, management will submit to the Audit Committee a list of services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. The Audit Committee is informed from time to time of the non-audit services provided pursuant to the pre-approval process. During the year, the Audit Committee periodically reviews the types of services and dollar amounts approved and adjusts such amounts, as it deems appropriate. Unless a service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee or its Chairman. Any service pre-approved by the Chairman will be presented to the Audit Committee at its next regularly scheduled meeting. The Audit Committee also periodically reviews all non-audit services to ensure such services do not impair the independence of the Company’s independent registered public accounting firm. All services rendered by KPMG LLP in our fiscal years ended December 31, 2025 and 2024 were pre-approved by our Audit Committee.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE AUDITOR PROPOSAL.

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REPORT OF THE AUDIT COMMITTEE*

The undersigned members of the Audit Committee of the Board of Directors of Cingulate Inc. (the “Company”) submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2025 as follows:

1.	The Audit Committee has reviewed and discussed with management the audited financial statements for the Company for the fiscal year ended December 31, 2025.

2.	The Audit Committee has discussed with representatives of KPMG LLP, the independent public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission.

3.	The Audit Committee has discussed with KPMG LLP, the independent public accounting firm, the auditors’ independence from management and the Company has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board.

In addition, the Audit Committee considered whether the provision of non-audit services by KPMG LLP is compatible with maintaining its independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors

Jeff Ervin, Chairman

John Roberts

Jeff Hargroves

Bryan Lawrence

*The foregoing report of the Audit Committee is not to be deemed “soliciting material” or deemed to be “filed” with the Securities and Exchange Commission (irrespective of any general incorporation language in any document filed with the Securities and Exchange Commission) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the Securities and Exchange Commission.

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PROPOSAL 3: APPROVAL OF AN AMENDMENT TO THE CINGULATE 2021 OMNIBUS EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER BY 625,000 SHARES TO 2,221,126 SHARES

General

Equity-based compensation is a key component to our pay philosophy in order to:

●	enable the Company to attract and retain the types of employees, non-employee directors and consultants who will contribute to our long-term success; and

●	provide incentives that align the interests of our employees, non-employee directors and consultants with those of our stockholders and that drive exceptional performance to achieve our business priorities.

The general purpose of our 2021 Omnibus Equity Incentive Plan, as amended (the “2021 Plan”), is to provide a means whereby our eligible employees, officers, non-employee directors and other individual service providers (including consultants, advisors and prospective employees, officers, non-employee directors, consultants and advisors) develop a sense of proprietorship and personal involvement in the development and the financial success of our Company and to encourage them to devote their best efforts to the business of our Company, thereby advancing the interests of our Company and our stockholders. We, by means of the 2021 Plan, seek to attract and retain the services of these eligible persons and to provide incentives for these persons to exert maximum efforts for the success of our Company.

Our Board believes that the granting of stock options, restricted stock awards and similar kinds of equity-based compensation promotes continuity of management and increases incentive and personal interest in the welfare of our Company by those who are primarily responsible for shaping and carrying out our long-term plans and securing our growth and financial success. On May 18, 2026, our Board approved an amendment to increase the number of shares of common stock authorized for issuance under the 2021 Plan from 1,596,126 to 2,221,126 shares (the “Plan Amendment”). The Board directed that the Plan Amendment be submitted to the stockholders for approval at the Annual Meeting. A copy of the Plan Amendment is attached as Appendix A. If the Plan Amendment is approved by our stockholders, all 2,221,126 shares of common stock available for issuance under the 2021 Plan may be granted as “Incentive stock options” (“ISOs”) that are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986 (the “Code”).

If our stockholders do not approve this proposal, the Company will continue to operate the 2021 Plan under its current provisions.

Reasons for the Proposed Plan Amendment

Our Board unanimously recommends that you vote FOR the Plan Amendment Proposal, including for the following reasons:

●	The ability to provide equity-based compensation to employees is essential based on our liquidity position.

●	We may face significant retention risk with employees if we are not able to provide competitive equity-based compensation awards.

●	Our future success as a company depends on our continued ability to attract, recruit, motivate and retain high-quality talent. Being able to continue to provide equity-based incentives is critical to achieving this success as we compete for talent in an industry in which equity compensation is market practice and is expected by existing personnel and prospective candidates. Equity awards are intended to motivate high performance levels and to align the interests of our employees, non-employee directors and consultants with those of our stockholders by giving such individuals an equity stake in our Company and by providing a means of recognizing such individuals’ contributions to our success. Our Board and management believe equity awards are necessary to remain competitive in our industry and are essential in a competitive labor market and industry to attracting, recruiting, motivating and retaining the highly qualified employees who help us meet our goals.

●	The current number of shares remaining available for grant under the 2021 Plan is insufficient in light of our existing compensation structure and strategy. The additional share authorization being sought is necessary to help ensure that we have a sufficient number of shares authorized, reserved for issuance, and available to appropriately compensate our employees, non-employee directors and consultants under the 2021 Plan.

●	In determining the number of additional shares to be reserved for issuance under the 2021 Plan, the Board, with the assistance of Semler Brossy, reviewed market and industry practices and data. The Board determined that the 2021 Plan does not provide sufficient share authorization to appropriately compensate our employees, non-employee directors and consultants for a sufficient duration. We believe the Plan Amendment Proposal will remedy this by both meeting our specific needs and positioning us to be competitive for qualified employees, non-employee directors and consultants.

Stockholders are being asked to approve the Plan Amendment to satisfy the 2021 Plan and the Nasdaq Stock Market LLC requirements.

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Overview of the Plan Amendment

The Plan Amendment increases the overall share limit from 1,596,126 to 2,221,126 shares of Common Stock. Whether or not the Plan Amendment is approved by our stockholders, the number of shares of common stock available for issuance under the 2021 Plan will continue to be subject to the annual 5% “evergreen” increase under the 2021 Plan described below.

As of December 31, 2025, there were 185,831 shares of our common stock available for future issuance under the 2021 Plan (not including future increases under the Plan’s evergreen provision). This amount, even when including the increase under the 2021 Plan’s evergreen provision of 454,300 shares that occurred on January 1, 2026, is insufficient for us to be able to attract, recruit, motivate and retain employees, non-employee directors and consultants or to appropriately compensate these individuals in 2026 and beyond, and to issue appropriate awards going forward, under the 2021 Plan. As of May 18, 2026, there were 462,774 shares of common stock available for future issuance under the 2021 Plan, excluding shares of common stock subject to the Plan Amendment.

In the event that stockholders do not approve the Plan Amendment, the number of shares of common stock reserved for issuance under the 2021 Plan will not increase pursuant to the Plan Amendment. Awards will continue to be made under the 2021 Plan to the limited extent that there are available shares of common stock to do so.

Description of 2021 Plan

The following description of the principal terms of the 2021 Plan is a summary and is qualified in its entirety by the full text of the 2021 Plan which is incorporated herein by reference to Exhibits 10.18, 10.19 and 10.20 to the Company’s Annual Report on Form 10-K filed with the SEC on March 18, 2026.

Purpose. In September 2021, our Board and stockholders adopted the 2021 Plan which provides for the grant of ISOs and non-qualified stock options to purchase shares of our common stock and other types of awards, as described below. The general purpose of the 2021 Plan is to provide a means whereby eligible employees, officers, non-employee directors and other individual service providers develop a sense of proprietorship and personal involvement in our development and financial success, and to encourage them to devote their best efforts to our business, thereby advancing our interests and the interests of our stockholders. By means of the 2021 Plan, we seek to attract and retain the services of such eligible persons and to provide incentives for such persons to exert maximum efforts for our success and the success of our subsidiaries. On June 11, 2024 and June 10, 2026, the stockholders approved an amendment to the 2021 Plan to increase the number of shares of common stock authorized for issuance thereunder by 104,167 shares to 125,576 and by 800,000 shares to 1,141,826, respectively.

Administration. In general, the 2021 Plan is administered by the Compensation Committee of our Board. The Compensation Committee determines the persons to whom options to purchase shares of common stock, stock appreciation rights (or SARs), restricted stock units, restricted or unrestricted shares of common stock, performance shares, performance units, incentive bonus awards, other stock-based awards and other cash-based awards may be granted. The Compensation Committee is authorized to establish rules and regulations for the administration of the 2021 Plan and, subject to certain limitations set forth in the 2021 Plan, to amend or modify any outstanding award (including authority to reduce or reprice the exercise price of any stock option and/or stock appreciation right that exceeds the fair market value of a share of our common stock on the date of such repricing). The Compensation Committee may delegate authority to individuals who are reporting persons (as defined in the 2021 Plan), officers, or employees of the Company to grant options and other awards to employees (other than themselves), subject to applicable law and the 2021 Plan. No options, stock purchase rights or awards may be made under the 2021 Plan on or after September 24, 2031 (the expiration date of the 2021 Plan), but the 2021 Plan will continue thereafter while previously granted options, SARs or other awards remain outstanding.

Eligibility. Persons eligible to receive options, SARs or other awards under the 2021 Plan are those employees, officers, directors, consultants, advisors and other individual service providers of our Company and our subsidiaries who, in the opinion of the Compensation Committee, are in a position to contribute to our success, or any person who is determined by the Compensation Committee to be a prospective employee, officer, director, consultant, advisor or other individual service provider of the Company or any subsidiary. As of the record date, May 18, 2026, we had approximately 24 persons were eligible to participate in the 2021 Plan, including seven officers, six executive officers (who are not included in the number of officers) and six non-employee directors. As of May 18, 2026, no person is eligible to participate as a result of a determination by the Compensation Committee that that person is a prospective employee, director or consultant of our Company or any affiliate. Awards under the 2021 Plan are within the discretion of the Compensation Committee and we cannot determine how many individuals in each of the categories described above will receive awards.

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Shares Subject to the 2021 Plan. Prior to the proposed increase pursuant to the Plan Amendment, an aggregate of 1,596,126 shares of our common stock were authorized for issuance in connection with options and other awards under the 2021 Plan. As of May 18, 2026, there were 462,774 shares of common stock available for future issuance under the 2021 Plan, excluding shares of common stock subject to the Plan Amendment.

Under the 2021 Plan’s “evergreen” provision, the number of shares of common stock available for issuance under the 2021 Plan will automatically increase on January 1st of each year until the expiration date of the 2021 Plan, in an amount equal to 5% of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year on a fully diluted basis or such lesser number of shares as determined by Board.

If the Plan Amendment is approved by our stockholders, ISOs may be granted under the 2021 Plan with respect to all of the 2,221,126shares of common stock authorized for issuance under the 2021 Plan. None of the additional shares of common stock available for issuance as a result of future increases pursuant to the 2021 Plan’s evergreen provision may be subject to ISOs.

If any option or SAR granted under the 2021 Plan terminates without having been exercised in full or if any award is forfeited, the number of shares of common stock as to which such option or award was forfeited will be available for future grants under the 2021 Plan. Awards settled in cash will not count against the maximum number of shares available for issuance under the 2021 Plan.

No non-employee director may receive awards in any calendar year having an accounting value in excess of $750,000 (inclusive of any cash awards to the non-employee director for such year that are not made pursuant to the 2021 Plan); provided that in the case of a new non-employee director, such amount is increased to ($1,000,000 for the initial year of the non-employee director’s term).

The number of shares authorized for issuance under the 2021 Plan and the foregoing share limitations are subject to customary adjustments for stock splits, stock dividends or similar transactions.

We intend to file with the SEC a registration statement on Form S-8 covering the additional 625,000 shares of our common stock issuable under the 2021 Plan (if approved by the Company’s stockholders).

Terms and Conditions of Options. Options granted under the 2021 Plan may be either ISOs or “nonstatutory stock options” that do not meet the requirements of Section 422 of the Code. The Compensation Committee determines the exercise price of options granted under the 2021 Plan. The exercise price of stock options may not be less than the fair market value per share of our common stock on the date of grant (or 110% of fair market value in the case of ISOs granted to a ten-percent stockholder).

Fair market value will generally be the closing sale price on the date of grant (or the last trading day before the date of grant if no trades occurred on the date of grant). The closing price of a share of our common stock on Nasdaq on May 15, 2026 was $4.57 per share.

No option may be exercisable for more than ten years (five years in the case of an ISO granted to a ten-percent stockholder) from the date of grant. Options granted under the 2021 Plan will be exercisable at such time or times as the Compensation Committee prescribes at the time of grant. No employee may receive ISOs that first become exercisable in any calendar year in an amount exceeding $100,000. The Compensation Committee may, in its discretion, permit a holder of a nonstatutory option to exercise the option before it has otherwise become exercisable, in which case the shares of our common stock issued to the recipient will continue to be subject to the vesting requirements that applied to the option before exercise.

Generally, the option exercise price may be paid by certified or bank check. The Compensation Committee may permit other methods of payment, including (a) through delivery of shares of our common stock having a fair market value equal to the purchase price, (b) by surrendering shares of common stock otherwise receivable on exercise of an option, (c) by a cashless exercise program implemented by the Compensation Committee in connection with the 2021 Plan, or (d) a combination of these methods, as set forth in an award agreement or as otherwise determined by the Compensation Committee.

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No option may be transferred other than by will or by the laws of descent and distribution, and during a recipient’s lifetime an option may be exercised only by the recipient. However, the Compensation Committee may permit the holder of an option, SAR or other award to transfer the option, right or other award to immediate family members or a family trust for estate planning purposes. The Compensation Committee will determine the extent to which a holder of a stock option may exercise the option following termination of service with us.

Stock Appreciation Rights. The Compensation Committee may grant stock appreciation rights (“SARs”) under the 2021 Plan independent of or in connection with an option. The Compensation Committee will determine the other terms applicable to SARs. The exercise price per share of a SAR will not be less than 100% of the fair market value of a share of our common stock on the date of grant, as determined by the Compensation Committee. The maximum term of any SAR granted under the 2021 Plan is ten years from the date of grant. Generally, each SAR will entitle a participant upon exercise to an amount equal to:

●	the excess of the fair market value on the exercise date of one share of our common stock over the exercise price, multiplied by

●	the number of shares of common stock covered by the SAR.

Payment may be made in shares of our common stock, in cash, or partly in common stock and partly in cash, all as determined by the Compensation Committee.

Restricted Stock and Restricted Stock Units. The Compensation Committee may award restricted common stock and/or restricted stock units under the 2021 Plan. Restricted stock awards consist of shares of stock that are transferred to a participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Restricted stock units confer the right to receive shares of our common stock, cash, or a combination of shares and cash, at a future date upon or following the attainment of certain conditions specified by the Compensation Committee. The restrictions and conditions applicable to each award of restricted stock or restricted stock units may include performance-based conditions. Dividends with respect to restricted stock may be paid to the holder of the shares as and when dividends are paid to stockholders or at the time that the restricted stock vests, as determined by the Compensation Committee. Dividend equivalent amounts may be deemed reinvested in additional restricted stock units as determined by the Compensation Committee in its sole discretion or paid with respect to restricted stock units either when cash dividends are paid to stockholders or when the units vest. Unless the Compensation Committee determines otherwise, holders of restricted stock will have the right to vote the shares.

Performance Shares and Performance Units. The Compensation Committee may award performance shares and/or performance units under the 2021 Plan. Performance shares and performance units are awards, denominated in either shares or U.S. dollars, which are earned during a specified performance period subject to the attainment of performance criteria, as established by the Compensation Committee. The Compensation Committee will determine the restrictions and conditions applicable to each award of performance shares and performance units.

Incentive Bonuses. The Compensation Committee may grant incentive bonus awards under the 2021 Plan from time to time. The terms of incentive bonus awards will be set forth in award agreements. Each award agreement will have such terms and conditions as the Compensation Committee determines, including performance goals and amount of payment based on achievement of such goals. Incentive bonus awards are payable in cash or shares of our common stock.

Other Stock-Based and Cash-Based Awards. The Compensation Committee may award other types of equity-based or cash-based awards under the 2021 Plan, including the grant or offer for sale of shares of our common stock that do not have vesting requirements and the right to receive one or more cash payments subject to satisfaction of such conditions as the Compensation Committee may impose.

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Transferability. Awards under the 2021 Plan may not be assigned or transferred except by will or by the laws of descent or distribution, and an award may be exercised only by the recipient during the lifetime of that recipient (or guardian or legal representative in the case of the recipient’s incapacity). The Compensation Committee may in its discretion permit transfers of awards in the form of a non-qualified stock options, share-settled stock appreciation rights, restricted stock, performance shares or share-settled other stock-based awards (i) to a recipient’s “Immediate Family” (as defined in the 2021 Plan), (ii) by instrument to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to the Participant’s designated beneficiaries, or (iii) by gift to charitable institutions. Any permitted transferee of an award shall be bound by all of the terms and conditions of the 2021 Plan and the applicable award agreement.

Effect of Certain Corporate Transactions. The Compensation Committee may, in its discretion and without the need for the consent of any recipient of an award, take one or more of the following actions contingent upon the occurrence of a change in control (as defined in the 2021 Plan): (a) cause any or all outstanding options and/or SARs to become immediately exercisable, in whole or in part; (b) cause restrictions and/or vesting conditions with respect to any other awards to lapse, in whole or in part; (c) cancel any option or SAR in exchange for a substitute option; (d) cancel any award of restricted stock, restricted stock units, performance shares, performance units, or other cash-based awards or other stock-based awards in exchange for restricted stock, restricted stock units, performance shares, performance units or other cash-based or other stock-based awards in respect of the capital stock of any successor corporation; (e) terminate any award for the “change in control consideration” (as defined in the 2021 Plan), but if the change in control consideration with respect to any option or SAR does not exceed its exercise price, the option or SAR may be canceled without payment of any consideration; or (f) make such other modifications, adjustments or amendments to outstanding awards as the Compensation Committee deems necessary or appropriate.

Amendment, Termination. The Board may at any time amend the 2021 Plan for the purpose of satisfying the requirements of the Code, or other applicable law or regulation or for any other legal purpose.

Forfeiture of Awards. All awards under the 2021 Plan and any compensation directly attributable to any award under the 2021 Plan may, in an award agreement, be made subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events (such events may include, but are not be limited to, termination of Continuous Service for Cause (as such terms are defined in the 2021 Plan), violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants or other conduct that is detrimental to the business or reputation of the Company) in addition to any otherwise applicable vesting or performance conditions of an award. In 2023, we adopted the Compensation Recovery Policy (the “Recovery Policy”), in accordance with the requirements of the Nasdaq listing standards and the rules of the SEC implementing Section 954 of the Dodd- Frank Wall Street Reform and Consumer Protection Act of 2010. The Recovery Policy requires the Compensation Committee to recoup certain cash and equity incentive compensation paid to or deferred by executive officers in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws.

No Right to Continued Employment or Service. Nothing in the 2021 Plan, any award granted under the 2021 Plan, nor any agreement entered into in connection with such an award, will confer upon any recipient of an award any right to continue in the employ or service of the Company or any of its subsidiaries, or in any way interfere with the right of either the Company or any of its subsidiaries or the recipient to terminate the employment or service relationship at any time.

Governing Law. The 2021 Plan and all rights under the 2021 Plan shall be subject to and interpreted in accordance with, the laws of the State of Delaware.

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New Plan Benefits

Other than with respect to annual grants to our non-employee directors that will be made immediately on the date of the Annual Meeting, assuming stockholder approval of the Plan Amendment (reflected in the table below), any future grants of awards under the 2021 Plan are discretionary and we cannot determine now the number or type of options or other awards to be granted in the future to any particular person or group.

Name and Position	Number of Shares Subject to Equity Awards
Named Executive Officers
Shane J. Schaffer Chief Executive Officer	—
Jennifer L. Callahan Executive Vice President, Chief Financial Officer and Secretary	—
Matthew N. Brams Executive Vice President and Chief Medical Officer	—
Nilay Patel Executive Vice President, Chief Legal Officer and Chief Compliance Officer	—
Executive Officer Group	—
Non-Employee Director Group(1)	60,000
Non-Executive Officer Employee Group	—

(1)

Represents the equity awards to be granted to our non-employee directors on the date of the Annual Meeting, calculated pursuant to the director compensation program based on the then-current number of non-employee directors.

Plan Benefits

Since the adoption of 2021 Plan through May 18, 2026, we have granted the following equity awards under the 2021 Plan, including stock options and other stock-based awards, to the individuals and groups listed below. In all cases, the securities underlying such equity awards were shares of our common stock. These share numbers do not take into account the effect of awards that have been cancelled or forfeited.

Name and Position	Number of Shares Subject to Equity Awards (1)
Named Executive Officers
Shane J. Schaffer Chief Executive Officer	327,406
Jennifer L. Callahan Executive Vice President, Chief Financial Officer and Secretary	122,509
Matthew N. Brams Executive Vice President and Chief Medical Officer	86,239
Nilay Patel Executive Vice President, Chief Legal Officer and Chief Compliance Officer	5,475
Executive Officer Group (6 persons) (2)	646,249
Non-Employee Director Group (3) (6 persons)	100,272
Jeff Hargroves, nominee for director	15,000
Associates of any of such directors, executive officers or nominees	—
Each other person who received or is to receive five percent of such options	—
Non-Executive Officer Employee Group (12 persons)	332,153

(1)

Number of shares of our common stock subject to equity awards reflects the 1-for-20 and 1-for-12 reverse stock splits of our issued and outstanding common stock, which became effective on November 30, 2023 and August 9, 2024, respectively.

(2)	Includes shares subject to equity awards listed separately for Mr. Schaffer, Ms. Callahan, Mr. Brams and Mr. Patel, as well as shares subject to equity awards for all other current executive officers.

(3)	Includes shares subject to equity awards listed separately for Mr. Hargroves.

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U.S. Federal Income Tax Consequences

Following is a brief summary of the U.S. federal income tax consequences of option and other grants under the 2021 Plan. This summary does not purport to be complete and does not address the federal income tax consequences to taxpayers with special tax status. Optionees and recipients of other rights and awards granted under the 2021 Plan are advised to consult their personal tax advisors before exercising an option or SAR or disposing of any stock received pursuant to the exercise of an option or SAR or following the vesting and payment of any award. In addition, the following summary is based upon an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change and does not address state, local, foreign or other tax laws. Further, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the recipient may reside, and does not discuss the estate, gift or other tax consequences other than income tax consequences.

Treatment of Options

The Code treats ISOs and nonstatutory stock options differently. However, as to both types of options, no income will be recognized to the optionee at the time of the grant of the options under the 2021 Plan, nor will our Company be entitled to a tax deduction at that time.

Generally, upon exercise of a nonstatutory stock option (including an option intended to be an incentive stock option but which has not continued to so qualify at the time of exercise), an optionee will recognize ordinary income tax on the excess of the fair market value of the stock on the exercise date over the option price. Our Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee in the fiscal year which includes the end of the optionee’s taxable year. We will be required to satisfy applicable withholding requirements in order to be entitled to a tax deduction. In general, if an optionee, in exercising a nonstatutory stock option, tenders shares of our common stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of an ISO and the tender is within two years from the date of grant or one year after the date of exercise of the ISO, the tender will be a disqualifying disposition of the shares acquired upon exercise of the ISO.

For ISOs, there is no taxable income to an optionee at the time of exercise. However, the excess of the fair market value of the stock on the date of exercise over the exercise price will be taken into account in determining whether the “alternative minimum tax” will apply for the year of exercise. If the shares acquired upon exercise are held until at least two years from the date of grant and more than one year from the date of exercise, any gain or loss upon the sale of such shares, if held as capital assets, will be long-term capital gain or loss (measured by the difference between the sales price of the stock and the exercise price). Under current federal income tax law, a long-term capital gain will be taxed at a rate which is less than the maximum rate of tax on ordinary income. If the two-year and one year holding period requirements are not met (a “disqualifying disposition”), an optionee will recognize ordinary income in the year of disposition in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. The remainder of the gain will be treated as long-term capital gain, depending upon whether the stock has been held for more than a year. If an optionee makes a disqualifying disposition, our Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee.

In general, if an optionee, in exercising an ISO, tender shares of common stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of another ISO and the tender is within two years from the date of grant or one year after the date of exercise of the other option, the tender will be a disqualifying disposition of the shares acquired upon exercise of the other option.

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As noted above, the exercise of an ISO could subject an optionee to the alternative minimum tax. The application of the alternative minimum tax to any particular optionee depends upon the particular facts and circumstances which exist with respect to the optionee in the year of exercise. However, as a general rule, the amount by which the fair market value of the common stock on the date of exercise of an option exceeds the exercise price of the option will constitute an item of “adjustment” for purposes of determining the alternative minimum taxable income on which the alternative tax may be imposed. As such, this item will enter into the tax base on which the alternative minimum tax is computed, and may therefore cause the alternative minimum tax to become applicable in any given year.

Treatment of Stock Appreciation Rights

Generally, the recipient of a SAR will not recognize any income upon grant of the SAR, nor will our Company be entitled to a deduction at that time. Upon exercise of a SAR, the holder will recognize ordinary income, and our Company generally will be entitled to a corresponding deduction, equal to the excess of fair market value of our common stock at that time over the exercise price.

Treatment of Stock Awards

Generally, absent an election to be taxed currently under Section 83(b) of the Code (or, a Section 83(b) Election), there will be no federal income tax consequences to either the recipient or our Company upon the grant of a restricted stock award or award of performance shares. At the expiration of the restriction period and the satisfaction of any other restrictions applicable to the restricted shares, the recipient will recognize ordinary income and our Company generally will be entitled to a corresponding deduction equal to the fair market value of the common stock at that time. If a Section 83(b) Election is made within 30 days after the date the restricted stock award is granted, the recipient will recognize an amount of ordinary income at the time of the receipt of the restricted shares, and our Company generally will be entitled to a corresponding deduction, equal to the fair market value (determined without regard to applicable restrictions) of the shares at such time, less any amount paid by the recipient for the shares. If a Section 83(b) Election is made, no additional income will be recognized by the recipient upon the lapse of restrictions on the shares (and prior to the sale of such shares), but, if the shares are subsequently forfeited, the recipient may not deduct the income that was recognized pursuant to the Section 83(b) Election at the time of the receipt of the shares.

The recipient of an unrestricted stock award, including a performance unit award, will recognize ordinary income, and our Company generally will be entitled to a corresponding deduction, equal to the fair market value of our common stock that is the subject of the award when the Award is made.

The recipient of a restricted stock unit generally will recognize ordinary income as and when the units vest and are settled. The amount of the income will be equal to the fair market value of the shares of our common stock issued at that time, and our Company will be entitled to a corresponding deduction. The recipient of a restricted stock unit will not be permitted to make a Section 83(b) Election with respect to such award.

Treatment of Incentive Bonus Awards and Other Stock or Cash Based Awards

Generally, the recipient of an incentive bonus or other stock or cash-based award will not recognize any income upon grant of the award, nor will our Company be entitled to a deduction at that time. Upon payment with respect to such an award, the recipient will recognize ordinary income, and our Company generally will be entitled to a corresponding deduction, equal to the amount of cash paid and/or the fair market value of our common stock issued at that time.

Section 409A

If an award is subject to Section 409A of the Code, but does not comply with the requirements of Section 409A of the Code, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Recipients are urged to consult with their tax advisors regarding the applicability of Section 409A of the Code to their awards.

Potential Limitation on Company Deductions

Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1 million paid in a taxable year by a publicly held corporation to its chief executive officer and certain other “covered employees.” Our Board and the Compensation Committee intend to consider the potential impact of Section 162(m) on grants made under the 2021 Plan, but reserve the right to approve grants of options and other awards for an executive officer that exceed the deduction limit of Section 162(m).

Restrictions on Resale

Certain officers and directors of the Company may be deemed to be “affiliates” of the Company as that term is defined under the Securities Act. The common stock acquired under the 2021 Plan by an affiliate may be reoffered or resold only pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act. It is intended that the shares issuable pursuant to the 2021 Plan will be registered under the Securities Act of 1933, as amended.

Tax Withholding

As and when appropriate, we shall have the right to require each optionee purchasing shares of common stock and each grantee receiving an award of shares of common stock under the 2021 Plan to pay any federal, state, or local taxes required by law to be withheld.

The Board recommends that stockholders vote

“FOR” THE EQUITY PLAN PROPOSAL

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APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING

TO THE EXTENT THERE ARE INSUFFICIENT PROXIES AT

THE ANNUAL MEETING TO APPROVE ONE OR MORE OF THE FOREGOING PROPOSALS

Adjournment of the Annual Meeting

In the event that the number of shares of common stock present or represented by proxy at the Annual Meeting and voting “FOR” the adoption of any one or more of the foregoing proposals are insufficient to approve such proposal, we may move to adjourn the Annual Meeting in order to enable us to solicit additional proxies in favor of the adoption of any such proposal. In that event, we may ask stockholders to vote only upon the Adjournment Proposal. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

For the avoidance of doubt, any proxy authorizing the adjournment of the Annual Meeting shall also authorize successive adjournments thereof, at any meeting so adjourned, to the extent necessary for us to solicit additional proxies in favor of the adoption of any such proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADJOURNMENT PROPOSAL.

STOCKHOLDER PROPOSALS

Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials

In order for a stockholder proposal to be eligible to be included in the Company’s proxy statement and proxy card for the 2027 Annual Meeting of Stockholders, the proposal must (1) be received by the Company at its principal executive offices, 1901 W. 47th Place, 3rd Floor, Kansas City, Kansas 66205, Attn: Jennifer L. Callahan, Secretary, on or before January 29, 2027, and (2) concern a matter that may be properly considered and acted upon at the annual meeting in accordance with applicable laws, regulations and the Company’s Bylaws and policies, and must otherwise comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Director Nominations and Other Business to be Brought Before the 2027 Annual Meeting of Stockholders

Notice of any director nomination or the proposal of other business that you intend to present at the 2027 Annual Meeting of Stockholders, but do not intend to have included in the Company’s proxy statement and form of proxy relating to the 2027 Annual Meeting of Stockholders, must be received by the Company at its principal executive offices, 1901 W. 47th Place, 3rd Floor, Kansas City, Kansas 66205, Attn: Jennifer L. Callahan, Secretary, not earlier than the close of business on March 11, 2027 and not later than the close of business on April 10, 2027. In the event that the date of the 2027 Annual Meeting of Stockholders is more than 30 days before or more than 70 days after the anniversary date of the 2025 Annual Meeting of Stockholders, the notice must be delivered to the Company not earlier than the 120th day prior to the 2027 Annual Meeting of Stockholders and not later than the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company. In addition, your notice must include the information required by the Company’s Bylaws with respect to each director nomination or proposal of other business that you intend to present at the 2027 Annual Meeting of Stockholders.

In addition to satisfying the foregoing requirements pursuant to the Company’s Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Cingulate’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than May 10, 2027. The supplemental notice and information required under Rule 14a-19 is in addition to the applicable advance notice requirements under the Company’s Bylaws as described in this section and it shall not extend any such deadline set forth in the Company’s Bylaws.

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ANNUAL REPORT

Copies of our Annual Report on Form 10-K (including audited financial statements) filed with the SEC may be obtained without charge by writing to Cingulate Inc., 1901 W. 47th Place, 3rd Floor, Kansas City, Kansas 66205, Attn: Jennifer L. Callahan, Secretary. A request for a copy of our Annual Report on Form 10-K must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of our common stock on May 18, 2026. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

Our audited financial statements for the fiscal year ended December 31, 2025 and certain other related financial and business information are contained in our Annual Report on Form 10-K, which is being made available to our stockholders along with this Proxy Statement, but which is not deemed a part of the proxy soliciting material.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this Proxy Statement to any stockholder upon written or oral request to: Cingulate Inc., Attn: Jennifer L. Callahan, Secretary, 1901 W. 47th Place, 3rd Floor, Kansas City, Kansas 66205 or by phone at (913) 942-2300. Any stockholder who wants to receive a separate copy of this Proxy Statement, or of our proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

OTHER MATTERS

As of the date of this proxy statement, the Board does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

By Order of the Board of Directors

/s/ Shane J. Schaffer
Shane J. Schaffer
Chief Executive Officer

May 29, 2026
Kansas City, Kansas

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APPENDIX A

AMENDMENT No. 3 TO THE CINGULATE INC. 2021 OMNIBUS

EQUITY INCENTIVE PLAN

This third Amendment (the “Amendment”) to the Cingulate Inc. 2021 Omnibus Equity Incentive Plan (the “Plan”) of Cingulate Inc. (the “Company”), is made as of May 18, 2026. All capitalized terms used but not defined in this Amendment shall have the meanings assigned to such terms in the Plan.

W I T N E S S E T H:

WHEREAS, Section 17.2 of the Plan reserves to the Board of Directors of the Company (the “Board”) the right to amend the Plan from time to time;

WHEREAS, the Board desires to increase the number of shares of Common Stock reserved for issuance under the Plan from 1,596,126 shares to 2,221,126 shares, subject to approval by the Company’s stockholders.

NOW, THEREFORE, be it effective as of the date of approval by the Company’s stockholders, the Plan is hereby amended as follows:

1.	Amendment to Section 4.1. Section 4.1(a) of the Plan is hereby amended and restated in its entirety, to read as follows:

(a)	Subject to adjustment pursuant to Section 4.3 and any other applicable provisions hereof, the maximum aggregate number of shares of Common Stock, which may be issued under all Awards granted to Participants under the Plan, shall be 2,221,126 shares; all of which may, but need not, be issued in respect of Incentive Stock Options.

2.	This Amendment shall be subject to approval by the stockholders of the Company within 12 months after the date this Amendment is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under applicable laws.

3.	Except as set forth herein, the Plan shall remain in full force and effect without modification.

IN WITNESS WHEREOF, the undersigned officer hereby certifies that the foregoing amendment to the Plan was duly adopted and approved by the Board.

Dated: May 18, 2026	CINGULATE INC.

/s/ Shane J. Schaffer
	Name:	Shane J. Schaffer
	Title:	Chief Executive Officer

A-1

CINGULATE® VOTE

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

ENDORSEMENT_LINE______________ SACKPACK_____________

000001

MR A SAMPLE
DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59p.m., Central Time, on July 8, 2026.

Online
Go to www.envisionreports.com/CING or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/CING

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2026 Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Directors recommends a vote FOR the nominee in Proposal 1 and FOR Proposals 2, 3, and 4.

	For	Withhold
01 - Jeff Hargroves	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT
1 U P X 6 9 0 5 4 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

04AKMB

The 2026 Annual Meeting of Stockholders of Cingulate Inc. will be held on July 9, 2026 at 10:00 a.m. Central Time, virtually via the Internet at meetnow.global/MH4NXWH.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the 2026 Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/CING

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Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/CING

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Cingulate Inc.

2026 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for the 2026 Annual Meeting — July 9, 2026

The undersigned hereby appoints Shane J. Schaffer and Jennifer L. Callahan, or any of them, each with the full power of substitution, to represent and vote all shares of Cingulate Inc. common stock that the undersigned holds and is entitled to vote at the 2026 Annual Meeting of Stockholders of Cingulate Inc. to be held on July 9, 2026, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted in the manner directed by the stockholder. If no direction is indicated, the proxies will have authority to vote FOR the nominee for director in Proposal 1 and FOR Proposals 2, 3, and 4, and in their discretion upon such other matters as may properly come before the meeting.

This proxy is revocable at any time before it is exercised. The proxies cannot vote your shares unless you sign and return this card.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.